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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SL GREEN REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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 SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 11, 2009

Dear Stockholder:

        You are invited to attend the 2009 annual meeting of stockholders of SL Green Realty Corp., a Maryland corporation, which will be held on Thursday, June 11, 2009 at 10:00 a.m., local time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York. At the annual meeting, stockholders will be asked to consider and vote upon the following proposals:

        1.     To elect two Class III directors to serve on our Board of Directors for a three-year term; and

        2.     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

        In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

        Our Board of Directors has fixed the close of business on March 30, 2009 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

        The Securities and Exchange Commission recently adopted rules that allow us to make proxy materials available to our stockholders on the Internet. You can now access proxy materials and authorize your proxy at http://www.proxyvote.com. You may also authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone you must have a stockholder identification number which is being mailed to you on a Notice of Internet Availability of Proxy Materials. You may also request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials.

By Order of our Board of Directors
Andrew S. Levine Secretary

Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be Held on June 11, 2009.

This proxy statement and our 2008 Annual Report to Stockholders are available at http://www.proxyvote.com

New York, New York
April 30, 2009

        Whether or not you plan to attend the annual meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You may also request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the annual meeting, you may vote in person if you wish, even if you have previously submitted your proxy. Please note, however, that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from such bank, broker or other nominee.

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 SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

PROXY STATEMENT

FOR OUR 2009 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 11, 2009

        These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors, or the Board, of SL Green Realty Corp., a Maryland corporation, for use at the 2009 annual meeting of stockholders to be held on Thursday, June 11, 2009 at 10:00 a.m., local time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, or at any postponement or adjournment of the annual meeting. References in this proxy statement to "we," "us," "our," "ours," and the "Company" refer to SL Green Realty Corp., unless the context otherwise requires. This proxy statement and a form of proxy have been made available to our stockholders on the Internet, and the Notice of Internet Availability of Proxy Materials has been mailed, on or about April 30, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year instead of a full set of proxy materials?

        In accordance with rules recently adopted by the Securities and Exchange Commission, or the SEC, we may furnish proxy materials, including this proxy statement and the Company's 2008 annual report to stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. In accordance with such rules, most of our stockholders have already received a Notice of Internet Availability of Proxy Materials, or the Notice, which provides a website address with instructions for accessing our proxy materials, including this proxy statement, and for requesting printed copies of the proxy materials by mail or electronically by e-mail.

        If you would like to receive a paper or an e-mail copy of our proxy materials for the 2009 annual meeting or for all future annual meetings, you should follow the instructions for requesting such materials included in the Notice. We believe the delivery option that we have chosen this year will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

Who is entitled to vote at the annual meeting?

        Holders of record of our common stock, $0.01 par value per share, at the close of business on March 30, 2009, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

        At the annual meeting, you will be asked to vote on the following proposals:

  •
  Proposal 1:  the election of two Class III directors to serve on our Board of Directors for a three-year term; and

  •
  Proposal 2:  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

        You may also be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of the record date, there were 57,258,756 shares outstanding and entitled to vote at the annual meeting.

What vote is required to approve each proposal?

        A plurality of all of the votes cast at the annual meeting at which a quorum is present is required for the election of directors. A majority of all of the votes cast at the annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote "for," "withheld" or "against" and will not be counted as "votes cast." Therefore, abstentions will have no effect on either Proposal 1 or Proposal 2.

Can I change my vote after I submit my proxy card?

        If you cast a vote by proxy, you may revoke it at any time before it is voted by:

  •
  filing a written notice revoking the proxy with our Secretary at our address;

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  properly signing and forwarding to us a proxy with a later date; or

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  appearing in person and voting by ballot at the annual meeting.

        If you attend the annual meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in "street name," only that bank, broker or other nominee can revoke your proxy on your behalf.

        You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

How do I vote?

        Voting in Person at the Annual Meeting.    If you hold your shares in your own name as a holder of record with our transfer agent, The Bank of New York Mellon Corporation, and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, that is, in "street name," and you wish to vote in person at the annual meeting, you will need to obtain a "legal proxy" from the bank, broker or other nominee that holds your shares of record.

        Voting by Proxy.    You should submit your proxy or voting instructions as soon as possible.

        If you received a paper copy of this Proxy Statement.    You can vote by valid proxy received by telephone, electronically via the Internet or by mail. The deadline for voting by telephone or electronically via the Internet is 11:59 p.m., Eastern Time, on June 10, 2009. If voting by mail, you must:

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  indicate your instructions on the proxy;

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  date and sign the proxy;

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  mail the proxy promptly in the enclosed envelope; and

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  allow sufficient time for the proxy to be received before the date of the annual meeting.

        If your shares are held in "street name" such as in a stock brokerage account, by a bank or other nominee, please follow the instructions you received from your broker or with respect to the voting of your shares.

        If you received a Notice of Internet availability or e-mail copy of this Proxy Statement.    Please submit your proxy via the internet using the instructions included in the Notice. The deadline for voting electronically via the Internet is 11:59 p.m., Eastern Time, on June 10, 2009.

        If you have any questions regarding how to authorize your proxy by telephone or via the Internet, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

        Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

        If you authorize your proxy to vote your shares electronically via the Internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted "for" the election of the nominees for the Class III directors named in this proxy statement, and "for" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, since no stockholder proposals or nominations were received on a timely basis, no such matters will be brought to a vote at the annual meeting.

How does the Board recommend that I vote on each of the proposals?

        The Board recommends that you vote:

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  FOR Proposal 1: the election of Stephen L. Green and John H. Alschuler, Jr. to serve on our Board of Directors for a three-year term, as Class III directors; and

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  FOR Proposal 2: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2009.

What other information should I review before voting?

        Our 2008 annual report, including financial statements for the fiscal year ended December 31, 2008, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2008 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which contains additional information about the Company, on our website at http://www.slgreen.com or by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. The 2008 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. We have retained MacKenzie Partners, Inc. at an aggregate estimated cost of $7,500, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

How do I change how I receive proxy materials in the future?

        Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require delivery of the proxy materials, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. If you received a paper copy of the proxy materials or the Notice of Internet Availability of Proxy Materials in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to you and help us conserve natural resources. You can change your election by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations, by sending a blank e-mail with the 12-digit control number on your Notice of Internet Availability to sendmaterial@proxyvote.com, via the internet at http://www.proxyvote.com or by telephone at (800) 579-7639. Your election will remain in effect until you change it.

What should I do if I received more than one Notice of Internet Availability of Proxy Materials?

        There are circumstances under which you may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials. Please authorize your proxy in accordance with the instructions of each Notice of Internet Availability of Proxy Materials separately, since each one represents different shares that you own.

        No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The Board of Directors, or the Board, of SL Green Realty Corp., or the Company, currently consists of five members and is divided into three classes. Directors in each class serve for a term of three years or until their successors are duly elected and qualify. The term of directors of one class expires at each annual meeting of stockholders.

        At the annual meeting, two directors will be elected to serve until the 2012 annual meeting or until their successors are duly elected and qualify. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Stephen L. Green and John H. Alschuler, Jr. for election to serve as Class III directors. Each of the nominees is currently serving as a Class III director. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. However, if either nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board elects to nominate.

        A plurality of all of the votes cast at the annual meeting at which a quorum is present in person or by proxy is required for the election of directors. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote "for," "against" or "withheld" and will not be counted as "votes cast". Therefore, abstentions will have no effect on this proposal, assuming a quorum is present.

        The Board unanimously recommends a vote "FOR" the election of each of Mr. Green and Mr. Alschuler.

Information Regarding the Nominees and the Continuing Directors

        The following table and biographical descriptions set forth certain information with respect to each nominee for election as a Class III director at the 2009 annual meeting and the continuing Class I and Class II directors whose terms expire at the annual meetings of stockholders in 2010 and 2011, respectively, based upon information furnished by each director.

Name	Age	Director Since
Class III Nominees (terms will expire in 2012)
John H. Alschuler, Jr.	61	1997
Stephen L. Green	71	1997
Class I Continuing Director (term will expire in 2010)
Edward Thomas Burton, III	66	1997
Class II Continuing Directors (terms will expire in 2011)
Marc Holliday	42	2001
John S. Levy	73	1997

Class III Nominees—Terms Will Expire in 2012

        John H. Alschuler, Jr. has served as one of our directors since 1997 and serves as Chairman of our Compensation Committee and as a member of our Audit, Executive and Nominating and Corporate Governance Committees. Since 2008, Mr. Alschuler has been the Chairman of HR&A Advisors Inc., an economic development, real-estate and public policy consulting organization. Mr. Alschuler is also an Adjunct Associate Professor at Columbia University, where he teaches real estate development at the Graduate School of Architecture, Planning & Preservation. Mr. Alschuler currently serves as a member of the Board of Directors of Friends of the High Line Inc., a Section 501(c)(3) tax-exempt organization. Mr. Alschuler received a B.A. degree from Wesleyan University and an Ed.D. degree from the University of Massachusetts at Amherst. Mr. Alschuler is 61 years old.

        Stephen L. Green has served as our Chairman and a member of the Board since 1997 and serves as the Chairman of our Executive Committee. Mr. Green serves as an executive officer, working in conjunction with our Chief Executive Officer, overseeing our long-term strategic direction. In January 2004, Mr. Green stepped down from his position as our Chief Executive Officer following the promotion of Mr. Holliday to that position. Mr. Green founded our predecessor, S.L. Green Properties, Inc., in 1980. Prior to our initial public offering in 1997, Mr. Green had been involved in the acquisition of over 50 Manhattan office buildings containing in excess of 4.0 million square feet. Mr. Green has also served as Chairman of the Board of Gramercy Capital Corp., or Gramercy, since August 2004. Mr. Green is an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York and has previously served as Chairman of the Real Estate Board of New York's Tax Committee. Mr. Green has also served as a member of the Board of Directors of Stemedica Cell Technologies, Inc. since 2007. Mr. Green currently serves as a member of the Board of Directors of Streetsquash, Inc., a Section 501(c)(3) tax-exempt organization. Mr. Green also serves as a member of the board of trustees of the NYU Langone Medical Center. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School. Mr. Green is 71 years old.

Class I Continuing Director—Term Will Expire in 2010

        Edwin Thomas Burton, III has served as one of our directors since 1997 and serves as Chairman of our Audit Committee and as a member of our Compensation and Nominating and Corporate Governance Committees. Mr. Burton is a Professor of Economics at the University of Virginia, has held various teaching positions at York College, Rice University and Cornell University, and has written and lectured extensively in the field of economics. Mr. Burton also serves as a member of the Board of Trustees of the Investment Advisory Committee of the Virginia Retirement System for state and local employees of the Commonwealth of Virginia, and served as its Chairman from 1997 until March 2001. Mr. Burton also serves as a consultant to numerous companies on investment strategy and investment banking. From 1994 until 1995, Mr. Burton served as Senior Vice President, Managing Director and director of Interstate Johnson Lane, Incorporated, an investment banking firm, where he was in charge of the Corporate Finance and Public Finance Divisions. From 1987 to 1994, Mr. Burton served as President of Rothschild Financial Services, Incorporated (a subsidiary of Rothschild, Inc. of North America), an investment banking company headquartered in New York City that is involved in proprietary trading, securities lending and other investment activities. Mr. Burton has also served as a member of the Board of Capstar Hotel Company, a publicly-traded hotel company, and SNL Securities, a private securities data company. Mr. Burton received a B.A. degree and an M.A. degree in Economics from Rice University and a Ph.D. degree in Economics from Northwestern University. Mr. Burton is 66 years old.

Class II Continuing Directors—Terms Will Expire in 2011

        Marc Holliday has served as our Chief Executive Officer since January 2004 and as one of our directors since December 2001. He also serves as a member of our Executive Committee. Mr. Holliday stepped down as our President in April 2007, when Andrew Mathias, our current President, was promoted to that position. Mr. Holliday joined the Company as Chief Investment Officer in July 1998. Mr. Holliday also serves as a director of Gramercy, and has served in such capacity since 2004. In October 2008, Mr. Holliday stepped down from his positions of President and Chief Executive Officer of Gramercy, positions he had held since August 2004. Prior to joining the Company, Mr. Holliday was Managing Director and Head of Direct Originations for New York-based Capital Trust, a mezzanine finance company, where he was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages. From 1991 to 1997, Mr. Holliday served in various management positions, including Senior Vice President at Capital Trust's predecessor, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management and debt and equity placements. Mr. Holliday received a B.S. degree in Business and

Finance from Lehigh University in 1988 and an M.S. degree in Real Estate Development from Columbia University in 1990. Mr. Holliday is 42 years old.

        John S. Levy has served as one of our directors since 1997 and serves as Chairman of our Nominating and Corporate Governance Committee and as a member of our Audit and Compensation Committees. Mr. Levy retired from Lehman Brothers Inc. in 1995. From 1983 until 1995, at Lehman Brothers (or its predecessors), he served as Managing Director and Chief Administrative Officer of the Financial Services Division, Senior Executive Vice President and Co-Director of the International Division and Managing Partner of the Equity Securities Division. Mr. Levy was associated with A.G. Becker Incorporated (or its predecessors) from 1960 until 1983, where he served as Managing Director of the Execution Services Division, Vice President-Manager of Institutional and Retail Sales, Manager of the Institutional Sales Division, Manager of the New York Retail Office and a Registered Representative. Mr. Levy received a B.A. degree from Dartmouth College. Mr. Levy is 73 years old.

Biographical Information Regarding Executive Officers Who Are Not Directors

        Gregory F. Hughes has served as our Chief Operating Officer since April 2007 and has served as our Chief Financial Officer since February 2004. Mr. Hughes also served as Chief Credit Officer of Gramercy from August 2004 to October 2008. Prior to joining the Company, from 2002 to 2003, Mr. Hughes was Managing Director and Chief Financial Officer of the real estate private equity group at JP Morgan Partners. From 1999 to 2002, Mr. Hughes was a partner and served as Chief Financial Officer of Fortress Investment Group LLC. Mr. Hughes also served as Chief Financial Officer of Wellsford Residential Property Trust and Wellsford Real Properties. From 1985 to 1992, Mr. Hughes worked at Kenneth Leventhal & Co., a public accounting firm specializing in real estate and financial services. Mr. Hughes received a B.S. degree in Accounting from the University of Maryland and is a Certified Public Accountant. Mr. Hughes is 46 years old.

        Andrew S. Levine has served as our Chief Legal Officer since April 2007 and as our General Counsel, Executive Vice President and Secretary since November 2000. Prior to joining the Company, Mr. Levine was a partner in the REIT and Real Estate Transactions and Business groups at the law firm of Pryor, Cashman, Sherman & Flynn, LLP. Prior to joining Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine was a partner at the law firm of Dreyer & Traub. Mr. Levine received a B.A. degree from the University of Vermont and a J.D. degree from Rutgers School of Law, where Mr. Levine was an Editor of the Law Review. Mr. Levine is 50 years old.

        Andrew Mathias has served as our President since April 2007 and as our Chief Investment Officer since January 2004. Mr. Mathias is in charge of the firm's equity and structured finance investments, overseeing our acquisitions and dispositions and our joint venture program. Mr. Mathias joined the Company in March 1999 as Vice President and was promoted to Director of Investments in 2002, a position he held until his promotion to Chief Investment Officer. In October 2008, Mr. Mathias stepped down from his position as Chief Investment Officer of Gramercy, a position he had held since August 2004. Prior to joining the Company, Mr. Mathias worked at Capital Trust and its predecessor, Victor Capital Group. Mr. Mathias also worked on the high yield and restructuring desk at Bear Stearns and Co. Mr. Mathias received a B.S. degree in Economics from the Wharton School at the University of Pennsylvania. Mr. Mathias is 35 years old.

The Board and its Committees

        The Board held ten meetings during fiscal year 2008. Each of the directors attended at least 75% of the total number of Board meetings held during 2008 and Messrs. Holliday and Green attended our 2008 annual meeting.

        The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and

Corporate Governance Committee are available on our corporate website at www.slgreen.com under the "Investors—Corporate Governance" section. Further, we will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. From time to time, the Board may also create additional committees for such purposes as the Board may determine.

        Audit Committee.    Our Audit Committee consists of John H. Alschuler, Jr., Edwin Thomas Burton, III (Chairman) and John S. Levy, each of whom is "independent" within the meaning of the rules of the NYSE and the SEC and each of whom meets the financial literacy standard required by the rules of the NYSE. The Board has determined that Mr. Burton is an "audit committee financial expert" as defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended. Our Audit Committee's primary purpose is to assist the Board in its oversight of the integrity of the Company's financial statements; the Company's compliance with legal and regulatory requirements; the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company's financial statements; the performance of the people responsible for the Company's internal audit function; and the performance of the Company's independent registered public accounting firm. Our Audit Committee also prepares the report that the rules of the SEC require be included in this proxy statement and provides an open avenue of communication among the Company's independent registered public accounting firm, its internal auditors, its management and the Board. Our management is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviewing our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and annually auditing the effectiveness of our internal control over financial reporting and other procedures. Our Audit Committee held nine meetings during fiscal year 2008. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during fiscal year 2008. Additional information regarding the functions performed by our Audit Committee is set forth in the "Audit Committee Report" included in this annual proxy statement.

        Compensation Committee.    Our Compensation Committee consists of John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy, each of whom is "independent" within the meaning of the rules of the NYSE. Each member of our Compensation Committee is also a "non-employee director," as defined in Section 16 of the Securities Exchange Act of 1934, as amended. Our Compensation Committee's primary purposes are to determine how the Company's Chief Executive Officer should be compensated; to administer the Company's employee benefit plans and executive compensation programs; to set policies and review management decisions regarding compensation of the Company's senior executives other than its Chief Executive Officer; and to produce the report on executive compensation required to be included in this proxy statement. With respect to the compensation of our executive officers, our Compensation Committee solicits recommendations from our Chief Executive Officer regarding total compensation for all executive officers other than the Chief Executive Officer and reviews his recommendations in terms of total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items among cash and equity compensation. Our Compensation Committee has retained Gressle & McGinley LLC as its independent outside compensation consulting firm and has engaged Gressle & McGinley to provide the Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendation concerning executive compensation. Gressle & McGinley regularly participates in Compensation Committee meetings. See "Executive Compensation—Compensation Discussion and Analysis." Our Compensation Committee held five meetings during fiscal year 2008. Each of the committee members attended at least 75% of the total number Compensation Committee meetings held during fiscal year 2008.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee consists of John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy (Chairman), each of whom is "independent" within the meaning of the rules of the NYSE. Our Nominating and Corporate Governance Committee's primary purposes are to identify individuals qualified to fill vacancies or newly created positions on the Board; to recommend to the Board the persons it should nominate for election as directors at annual meetings of the Company's stockholders; to recommend directors to serve on all committees of the Board; and to develop and recommend to the Board corporate governance guidelines applicable to the Company. During fiscal year 2008, our Nominating and Corporate Governance Committee nominated two Class II directors who were elected at our 2008 annual meeting of stockholders and held two meetings during fiscal year 2008. All of the committee members attended each of the Nominating and Corporate Governance Committee meetings held during fiscal year 2008.

        Executive Committee.    Subject to the supervision and oversight of the Board, our Executive Committee, which consists of Stephen L. Green (Chairman), Marc Holliday and John H. Alschuler, Jr., is responsible for, among other things, the approval of the acquisition, disposition and financing of investments by us; the authorization of the execution of certain contracts and agreements, including those relating to the borrowing of money by us; and the exercise, in general, of all other powers of the Board, except for such powers which require action by all directors or the independent directors under our articles of incorporation or bylaws or under applicable law.

        Special Committee—Gramercy Internalization.    In 2008, our board formed a special committee, consisting of John H. Alschuler (Chairman), Jr., Edwin Thomas Burton, III and John S. Levy, to consider the internalization by Gramercy of its management functions and related actions.

Director Compensation

        Directors of the Company who are also employees receive no additional compensation for their services as directors. The following table* sets forth information regarding the compensation paid to, and the compensation expense we recognized with respect to, our non-employee directors during the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Edwin T. Burton, III	$127,500	$100,800	$45,371	$23,008	$296,679
John H. Alschuler, Jr.	$143,000	$100,800	$45,371	$14,360	$303,531
John S. Levy	$119,500	$100,800	$45,371	$22,311	$287,982

*
The columns for "Non-Equity Incentive Plan Compensation" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" have been omitted because they are not applicable.

(1)
Each of Mr. Burton and Mr. Levy deferred all of their 2008 cash compensation and Mr. Alschuler deferred $25,000 of his 2008 cash compensation pursuant to our Independent Directors' Deferral Program. Deferred compensation included annual fees, chairman fees and board and committee meeting fees and is credited in the form of phantom stock units. Messrs. Burton, Levy and Alschuler received 2,156 units, 1,973 units and 350 units, respectively, in connection with 2008 cash compensation they elected to defer.

(2)
Amounts shown do not reflect compensation actually received by the non-employee director. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal year 2008 for stock awards as determined pursuant to Statement of Financial Accounting Standards No. 123R, or SFAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009. At December 31, 2008, the aggregate number of stock awards, including phantom stock units, outstanding was as follows: Mr. Burton—22,832; Mr. Alschuler—7,155; and Mr. Levy—29,387.

(3)
Amounts shown do not reflect compensation actually received by the non-employee director. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal year 2008 for option awards as determined pursuant to SFAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009. The full grant date fair value of the awards to each non-employee director calculated in accordance with SFAS 123R is $45,371. At December 31, 2008, the aggregate number of option awards outstanding was as follows: Mr. Burton—12,000; Mr. Alschuler—30,000; and Mr. Levy—60,000.

(4)
Represents the value of dividends paid in 2008 on the phantom stock units held by each non-employee director.

        During the fiscal year ended December 31, 2008, each non-employee director received an annual fee of $50,000. Each non-employee director also received $1,500 for each meeting of the Board or a committee of the Board that he attended. The annual fee payable to our non-employee directors is payable quarterly, half in restricted stock and half in cash, unless a non-employee director elects to have the director fee paid 100% in stock or elects to defer all or part of the annual fee pursuant to our Independent Directors' Deferral Program as described below. The meeting fees are paid in cash unless a non-employee director elects to defer all or part of the meeting fees pursuant to our Independent Directors' Deferral Program. One of our non-employee directors who resides outside of New York is reimbursed for expenses of attending Board and committee meetings.

        The Chairman of our Audit Committee, the Chairman of our Compensation Committee, and the Chairman of our Nominating and Corporate Governance Committee received additional annual fees of $10,000, $7,500 and $5,000, respectively, which are payable in cash unless such chairman elects to defer all or part of such fee pursuant to our Independent Directors' Deferral Program. In addition, each member of our Audit Committee was entitled to receive a fee of $4,000 per meeting for any special meetings of the Audit Committee held independently of Board meetings. No such meetings were held in 2008. The special meeting fees are paid in cash unless a director elects to defer all or part of the meeting fees pursuant to our Deferral Program. Under our Amended and Restated 2005 Stock Option and Incentive Plan, each non-employee director is entitled to an annual grant of options to purchase 6,000 shares, which are priced at the close of business on the first business day in the year of grant, all of which vest on the date of grant. In 2008, each non-employee director received a grant of 1,000 shares of restricted stock pursuant to our Amended and Restated 2005 Stock Option and Incentive Plan. In 2009, each non-employee director received a grant of 4,023 shares of restricted stock, which, at the closing price of our common stock on the grant date of January 2, 2009, had a fair market value of $100,000. A third of the shares from each such restricted stock grant vest on each of the first three anniversaries of the grant date, subject to the non-employee director remaining a member of the Board on the vesting date. A non-employee director may elect to defer all or part of the annual stock grant pursuant to our Deferral Program. In 2008, each non-employee director received a one-time fee of $15,000 in connection with such director's service on our special committee considering the internalization by Gramercy of its management functions. Additionally, the chairman of this special committee received an additional fee of $7,500, and each member of the committee is entitled to a fee of $1,500 per meeting. All fees in connection with this special internalization committee are paid in cash unless a director elects to defer all or part of the meeting fees pursuant to our Deferral Program.

        Under our Deferral Program, our non-employee directors may elect to defer up to 100% of their annual fee, chairman fees, meeting fees and annual stock grant. Unless otherwise elected by a participant, fees deferred under the program will be credited in the form of phantom stock units. The phantom stock units are convertible into an equal number of shares of our common stock upon such director's termination of service from the Board or a change in control of the Company, as defined by the program. Phantom stock units are credited quarterly to each non-employee director using the closing price of our common stock on the first trading day of the respective quarter. In lieu of paying cash dividends on phantom stock units held by participating non-employee directors, each such director's account is credited for an amount of phantom stock units with a value equal to the dividend otherwise payable in respect of each quarter. The grant relating to any portion of director compensation that is paid in stock is made under our Amended and Restated 2005 Stock Option and Incentive Plan.

 PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to ratification by our stockholders. Stockholder ratification of the appointment of Ernst & Young LLP is not required by law, the New York Stock Exchange or the Company's organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Ernst & Young LLP to the stockholders for ratification at the 2009 annual meeting. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the matter, taking into consideration the stockholder vote on the ratification and the advisability of appointing a new independent registered public accounting firm prior to the completion of the 2009 audit and may decide to retain Ernst & Young LLP notwithstanding the vote. Ernst & Young LLP has served as our independent registered public accounting firm since our formation in June 1997 and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

        A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires and will be available to respond to appropriate questions.

        A majority of all of the votes cast at the annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote "for," "against" or "withheld" and will not be counted as "votes cast". Therefore, abstentions will have no effect on this proposal, assuming a quorum is present.

Fee Disclosure

Audit Fees

        Fees, including out-of-pocket expenses, for audit services totaled approximately $2,622,400 in fiscal year 2008 and $3,021,000 in fiscal year 2007. Audit fees include fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. In addition, audit fees include Sarbanes-Oxley Section 404 planning and testing, fees for public filings in connection with various property acquisitions, joint venture audits, and services relating to public filings in connection with our preferred and common stock offerings and certain other transactions. Our joint venture partners paid approximately half of the joint venture audit fees. Audit fees also include fees for accounting research and consultations.

Audit-Related Fees

        Fees for audit-related services totaled approximately $71,900 in 2008 and $52,000 in 2007. The audit-related services principally include fees for operating expense and tax certiorari audits. In addition, the audit-related services include fees for agreed-upon procedures projects and acquisition due diligence.

Tax Fees

        No fees were incurred for tax services, including tax compliance, tax advice and tax planning in 2008 or in 2007.

All Other Fees

        No fees were incurred for all other services not included above in 2008 or in 2007.

        Our Audit Committee considers whether the provision by Ernst & Young LLP of any services that would be required to be described under "All Other Fees" would be compatible with maintaining Ernst & Young LLP's independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

        Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (1) the aggregate amount of all such non-audit services constitutes less than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee's or any of its members' attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were approved by our Audit Committee pursuant to this de minimis exception. All services provided by Ernst & Young LLP in 2008 were pre-approved by our Audit Committee. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

        The Board unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

 AUDIT COMMITTEE REPORT

        The following report of the Audit Committee of the Board of Directors of SL Green Realty Corp. regarding the responsibilities and functions of our Audit Committee will not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference in any such document.

        Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with our Audit Committee Charter. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        Our Audit Committee reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, who is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. Our Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, discussed with Ernst & Young LLP their independence from both management and the Company and considered the compatibility of Ernst & Young LLP's provision of non-audit services to the Company with their independence.

        Our Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. Our Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments and our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

        In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibilities of our Audit Committee referred in the Report, our Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

        The Board has determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the New York Stock Exchange. The Board has also determined that our Audit Committee has at least one "audit committee financial expert," as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Edwin Thomas Burton, III, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

        Our Audit Committee held nine meetings during fiscal year 2008 (including sessions with only non-management directors attending after certain of these meetings). The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, our Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that our registered public accounting firm is in fact "independent."

Submitted by our Audit Committee Edwin Thomas Burton, III (Chairman) John H. Alschuler, Jr. John S. Levy

 CORPORATE GOVERNANCE MATTERS

        We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the "Investors—Corporate Governance" section of our corporate website at http://www.slgreen.com to view or to obtain copies of our committee charters, Code of Ethics, Corporate Governance Guidelines and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of the respective charters of our committees, code of ethics, corporate governance principles and director independence standards by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. Additional information relating to the corporate governance of the Company is also included in other sections of this proxy statement.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are categorical director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible, among other things, for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

Director Independence

        Our Corporate Governance Guidelines provide that a majority of our directors serving on the Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. In addition, the Board has adopted categorical director independence standards which assist the Board in making its determinations with respect to the independence of directors. These standards are included in this proxy statement as Appendix A. The Board has affirmatively determined, based upon its review of all relevant facts and circumstances and after considering all applicable relationships, of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled "Certain Relationships and Related Transactions"), that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE, the applicable rules promulgated by the SEC and our director independence standards: Messrs. Edwin T. Burton, III, John H. Alschuler, Jr. and John S. Levy. The Board has determined that Messrs. Green and Holliday, our two other directors, are not independent because they are also executive officers of the Company.

Code of Ethics

        The Board has adopted a Code of Ethics that applies to our directors, executive officers and employees. The Code of Ethics is designed to assist our directors, executive officers and employees in complying with law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Ethics are compliance with applicable laws, conflicts of interest, use and protection of the Company's assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination and harassment and health and safety.

Audit Committee Financial Expert

        The Board has determined that Edwin T. Burton, III is our "audit committee financial expert," as defined in Item 401(h) of SEC Regulation S-K, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Mr. Burton has agreed to serve as our audit committee financial expert.

Communications with the Board

        We have a process by which stockholders and/or other parties may communicate with the Board, individual directors (including the independent directors) or independent directors as a group. Any such communications may be sent to the Board or any named individual director (including the independent directors), by U.S. mail or overnight delivery and should be directed to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. Mr. Levine forwards all such communications to the intended recipient or recipients. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

        Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chairman of our Audit Committee, c/o Andrew S. Levine, Secretary, SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

        We encourage each member of the Board to attend each annual meeting of stockholders. Messrs. Holliday and Green attended the annual meeting of stockholders held on June 25, 2008.

Identification of Director Candidates

        Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders.

        Each director candidate must have (1) education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to the Company's business or to its status as a publicly owned company, (2) an unblemished reputation for integrity, (3) a reputation for exercising good business judgment and (4) sufficient available time to be able to fulfill his or her responsibilities as a member of the Board and of any committees to which he or she may be appointed.

        In making recommendations to the Board, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to the Company, the interplay of the candidate's experience with the experience of other Board members, the candidate's industry knowledge and experience, the ability of a nominee to devote sufficient time to the affairs of the Company, any actual or potential conflicts of interest and the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board.

        Our Nominating and Corporate Governance Committee may solicit and consider suggestions of our directors or management regarding possible nominees. Our Nominating and Corporate Governance Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.

        Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders should follow the procedures outlined under "Stockholder Proposals" in this proxy statement and should also provide the reasons supporting a candidate's recommendation, the candidate's qualifications and the candidate's written consent to being considered as a director nominee. No director candidates were recommended by our stockholders for election at the 2009 annual meeting.

Executive Sessions of Non-Management Directors

        In accordance with the Corporate Governance Guidelines, the non-management directors serving on the Board generally meet in an executive session after each regularly scheduled meeting of the Audit Committee without the presence of any directors or other persons who are part of our management. The executive sessions are regularly chaired by the chair of the Board committee (other than the Executive Committee) having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

Disclosure Committee

        We maintain a Disclosure Committee consisting of members of our executive management and senior employees. Our Disclosure Committee meets at least quarterly. The purpose of our Disclosure Committee is to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group can discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. Our Disclosure Committee reports to our Chief Executive Officer and Chief Financial Officer.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.

        Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2008 fiscal year, as well as the other individuals included in the "Summary Compensation Table" on page 32, are referred to as the "named executive officers," or our "executives."

Executive Summary

        The REIT industry, especially in the New York City metropolitan area, was negatively affected by the downturn in market conditions, increased layoffs in the financial services industry, freezing of the debt markets, and lowered demand for office space. Consequently, our stock price suffered a decline of over 70% in 2008. Notwithstanding these difficult economic conditions, we achieved several important goals in 2008 including (i) annual funds from operations (or FFO)(1) growth of approximately 7.5% (which is in the upper quartile of our peer group), (ii) significant leasing activity across our property portfolio, including the renewal of our lease with Viacom, Inc., for approximately 1.3 million square feet, (iii) a portfolio-wide occupancy rate as of December 31, 2008 of 96.7%, (iv) implementation of a prudent risk and debt management strategy that included the repurchase of outstanding convertible bonds that resulted in a gain to stockholders on the early extinguishment of debt and (v) "same store" net operating income growth of approximately 8%. In keeping with our strong pay-for-performance policy, the following actions were taken during 2008:

(1)
Funds from operations, or FFO is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT currently defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. See "Other Matters—Funds from Operations (FFO)" for the statement of usefulness.

•
We generally reduced 2008 cash bonuses to our named executive officers by approximately 37% and overall annual bonus compensation by approximately 57%, which the Compensation Committee felt was appropriate given the decline in stock price yet adequate to reward management for industry-leading fundamental performance;

•
We generally reduced 2008 total direct compensation to our named executive officers between 45% to 54%;

•
As part of our Compensation Committee's monitoring and review of evolving "best practices," in mid-2008, we eliminated, on a prospective basis, the practice of awarding income tax gross-up payments upon the vesting of restricted stock (including performance-based awards), and in early 2009, we eliminated, on a prospective basis, the practice of paying dividends on performance shares prior to satisfying performance-based criteria; and

•
Our named executive officers agreed to the cancellation of (i) all outstanding stock options with exercise prices in excess of $75 per share, and (ii) awards under our 2006 Outperformance Plan,

    which led to a non-cash compensation charge in the fourth quarter of 2008, but will, on a going-forward basis, materially reduce future income statement equity compensation costs related to the voluntarily forfeited awards.

Objectives of Our Compensation Program

        Our Compensation Committee has adopted an executive compensation philosophy designed to achieve the following objectives:

  •
  To provide performance-based incentives that create a strong alignment of management and stockholder interests; and

  •
  To attract and retain leadership talent in a market that remains highly competitive for New York City commercial real estate management talent.

        In order to reach these goals, our Compensation Committee, in consultation with our Chief Executive Officer and external compensation consultants, has adopted executive compensation practices which follow a pay-for-performance philosophy. Our primary business objective of maximizing Total Return to Stockholders, or TRS, through growth in FFO while seeking appreciation in the value of our investment properties demands a longer-term focus. Our executive compensation programs, therefore, both currently and historically, have been based heavily on the achievement of both annual and multi-year performance measures.

        A substantial portion of the named executive officers' compensation has been provided in the form of equity subject to significant back-ended vesting requirements. These equity incentives were designed in order to (i) ensure that management maintains a long-term focus that serves the best interests of stockholders, and (ii) attract, retain, and motivate an experienced and talented executive management team in the intensely competitive New York City commercial real estate market.

How We Determine Executive Compensation

        Our Compensation Committee determines compensation for our named executive officers and is comprised of our three independent directors, John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy. Our Compensation Committee exercises independent discretion in respect of executive compensation matters and administers our equity incentive plan, including reviewing and approving equity grants to our executives pursuant to this plan. Our Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website at http://www.slgreen.com.

        Our Compensation Committee has retained Gressle & McGinley LLC as its independent outside compensation consulting firm and has engaged Gressle & McGinley to provide the Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendation concerning executive compensation. Gressle & McGinley regularly participates in Compensation Committee meetings. Our Compensation Committee has the authority to replace Gressle & McGinley as its independent outside compensation consultant or hire additional consultants at any time. Gressle & McGinley does not provide any additional services either to our Compensation Committee or otherwise to the Company.

        The Company has separately retained The Schonbraun McCann Group, a real estate advisory practice of FTI Consulting, Inc., or the SM Group, to provide the Company and our Chief Executive Officer with market and industry data. The market and industry data provided by the SM Group, which is incorporated as a component of the materials and data reviewed by our Compensation Committee, Gressle & McGinley and the Company during the compensation-setting process, is separate and apart from the independent analyses and reports prepared by Gressle & McGinley. The SM Group has participated in Compensation Committee meetings and meetings with management. The SM Group also provides additional professional services to the Company.

        With respect to the compensation of our named executive officers, our Compensation Committee solicits recommendations from our Chief Executive Officer regarding total compensation for the other named executive officers and reviews his recommendations regarding total compensation, the allocation of this compensation among base salary, annual bonus amounts and other long-term incentive compensation, as well as the portion of overall compensation to be provided in cash and equity. Our Chairman also advises our Compensation Committee on these matters as they pertain to the compensation of our Chief Executive Officer. The other named executive officers do not play a role in determining their own compensation, other than discussing their performance with our Chief Executive Officer. We do not have a pre-established policy for the allocation between cash and non-cash compensation or between annual and long-term incentive compensation, but our Compensation Committee has generally sought to have a majority of the overall compensation opportunity for named executive officers represented by long-term equity-based incentives. In making compensation decisions, our Compensation Committee also considers the after-tax impact of stock that vested during the fiscal year. For a discussion of our long-term incentive compensation arrangements, including our Outperformance Plans, see "Long-Term Incentives." This has resulted in a substantial portion of our named executive officer's total compensation consisting of equity of the Company. Our Compensation Committee also reviews materials and data provided by Gressle & McGinley and the SM Group in analyzing these recommendations. The ultimate determination of total compensation and the elements that comprise that total compensation is made solely by our Compensation Committee.

        Our Compensation Committee meets regularly during the year (five meetings in 2008) to evaluate executive performance, to monitor market conditions in light of our goals and objectives, to solicit input from the compensation consultants on market practices, including peer group pay practices, and new developments and to review our executive compensation practices. As part of these meetings, in formulation of its executive compensation policies and practices for 2008, the Compensation Committee reviewed then existing policies of the RiskMetrics Group and other governance groups. The Compensation Committee periodically reviews our executive compensation policies and practices to insure that such policies are in line with current market practices. Our Compensation Committee makes regular reports to the Board.

        Our named executive officers' compensation and performance for 2008 was evaluated on both an absolute basis and by reference to a "peer group" that was selected based upon the following characteristics: (i) industry sector/business model, (ii) equity market capitalization, (iii) peer group continuity from year to year, (iv) peer group utilized for performance review, and (v) geographic location. However, peer groups are used only as a point of reference; our Compensation Committee does not specifically target a percentile or range of percentiles when determining executive compensation. Depending upon the Company's business and individual performance results, a named executive officer's total direct compensation may be within, below or above the market range for that position. The peer group for named executive officer compensation consisted of the following 15 REITs: Alexandria Real Estate Equities, Inc., AMB Property Corporation, Boston Properties, Inc., Brandywine Realty Trust, Corporate Office Properties Trust Inc., Douglas Emmett, Inc., Duke Realty Corporation, First Industrial Realty Trust, Inc., iStar Financial Inc., Kilroy Realty Corporation, Lexington Realty Trust, Liberty Property Trust, Mack-Cali Realty Corporation, ProLogis Trust and Vornado Realty Trust. During 2008, the composition of the peer group that we used in 2007 was re-evaluated, and, as a result, Digital Realty Trust, Inc. was removed due to its focus on the technology industry and technology-related real estate and was replaced for 2008 by Lexington Realty Trust, a New York City-based REIT with a sizable office portfolio.

        Additionally, in order to be more exhaustive and evaluate a broader scope of information in determining executive compensation, a selective chief executive officer peer group was utilized by our

Compensation Committee for 2008 that consisted of the following 11 companies: Annaly Mortgage Management, Inc., CapitalSource, Inc., Douglas Emmett, Inc., iStar Financial Inc., Kilroy Realty Corporation, Marriott International, Inc., MGM Mirage Incorporated, NorthStar Realty Finance Corporation, Ventas, Inc., Vornado Realty Trust, and Wynn Resorts, Limited. During 2008, the composition of the selective chief executive officer peer group was re-evaluated and Alexandria Real Estate Equities, Inc., Healthcare Property Investors, Inc., Hilton Hotels Corporation and Starwood Hotel & Resorts Worldwide, companies that formed part of the 2007 peer group, were removed and were replaced for 2008 with Douglas Emmett, Inc., Ventas, Inc. and Wynn Resorts Limited.

        Further, our Compensation Committee recognized that our primary peer group contained an insufficient number of executive chairman and therefore a selective chairman peer group was utilized for 2008 that was comprised of executives who function exclusively as chairperson and not as chief executive officer. For 2008, the selective chairman peer group consisted of the following 10 companies: Ashford Hospital Trust, Inc., Boston Properties, Inc., Digital Realty Trust, Inc., Douglas Emmett, Inc., Hersha Hospitality Trust, Host Hotels & Resorts, Inc., Lexington Realty Trust, W.P. Carey & Co. LLC, Washington Real Estate Investment Trust, and Weingarten Realty Investors. During 2008, in order to ensure that this peer group continues to consist of companies with executives who function exclusively as chairperson and not as chief executive officer, the peer group was re-evaluated and, as a result, Equity One, Inc., Felcor Lodging Trust Incorporated, Health Care REIT and Spirit Finance Corporation, which formed part of the 2007 peer group, were removed and were replaced for 2008 by Hersha Hospitality Trust, Host Hotels & Resorts, Inc. and Washington Real Estate Investment Trust.

What Our Compensation Program is Designed to Reward

        As noted above, our Compensation Committee has designed our executive compensation program to achieve the following objectives: (i) to provide performance based incentives to align management and stockholder interests and (ii) to attract and retain leadership talent in a market that remains highly competitive for New York City real estate management talent. Our compensation program rewards the achievement of annual, long-term and strategic goals of both the Company and the individual executive. Our Compensation Committee evaluates performance on an absolute basis against financial and other measures, as well as on a relative basis by comparing the Company's performance against other office REITs and against the REIT industry generally. Comparative performance is an important metric since market conditions may affect the ability to meet specific performance criteria. Historically, our Compensation Committee has structured our compensation program so that half or more of total compensation to our named executive officers has been provided in the form of equity incentive compensation based on the superior long-term performance of the Company. This has taken the form of our Outperformance Plans and our restricted stock and option grants. The remainder of the incentive award is paid in cash. To address our retention objective, a substantial portion of long-term performance-based awards have time-based vesting requirements with significant back-end vesting after the award has been earned.

Elements of Our Compensation Program

        Our named executive officers' compensation currently has three primary components:

  •
  annual base salary;

  •
  annual incentive awards, which include cash and equity bonuses; and

  •
  long-term equity incentives, which include restricted stock awards, stock options or performance awards made pursuant to a named executive officer's employment agreement, our 2005 Stock Option and Incentive Plan, or our 2005 Plan, or pursuant to our Outperformance Plans, as applicable.

        The overall levels of compensation as well as the allocation between these elements are determined by our Compensation Committee based upon analysis of the Company's performance during the year. Historically, our compensation has been divided between base salary, restricted stock grants, multi-year awards under our Outperformance Plans and cash bonus payments. Restricted share grants and awards under our Outperformance Plans are designed to align management's focus and stockholder interest and to provide incentives for each executive to successfully implement our long-term strategic goals. Our named executive officers have historically received a substantial portion of their compensation in the form of equity of the Company.

Why We Chose Each Element and How Each Element Fits into Our Overall Compensation Objectives

        We view the various components of compensation as related but distinct. Our Compensation Committee designs total executive compensation packages that it believes will best create retention incentives, link compensation to performance and align the interests of our named executive officers and our stockholders. Each of our named executive officers has an employment agreement with us, which is described under "Potential Payments Upon Termination or Change of Control."

        Annual Base Salary.    Our Compensation Committee pays our named executive officers' annual base salaries to compensate them for services rendered during the fiscal year. The base salaries for our named executive officers have historically been near or below the median of those in the peer group. We intentionally structure an executive's annual base salary to be a relatively low percentage of total compensation. In 2008, Mr. Holliday was the only named executive officer to receive an increase in his base salary, as his employment agreement contains a provision that provides for bi-annual cost-of-living salary increases. Mr. Holliday's salary level had not been adjusted since his employment agreement was executed in January 2004. In order to remain in compliance with the mandated bi-annual cost-of-living salary increases as specified in the employment agreement, in 2008 the Compensation Committee increased Mr. Holliday's base salary from $600,000 to $688,490. Additionally, we made a payment in 2008 to him of $135,956, which represents a catch-up payment in lieu of previous contractual salary increases to which Mr. Holliday was entitled. In the future, the Compensation Committee does not expect to enter into employment agreements with our named executive officers that contain automatic salary increases.

        Annual Incentive Awards.    Annual incentive awards are provided in the form of cash and equity bonuses designed to focus a named executive officer on achieving key corporate financial objectives (both individually and Company-based), to motivate certain desired individual behaviors and to reward substantial achievement of these objectives and individual goals. While the Compensation Committee does not set specific fixed targets that entitle the executive officers to formulaic bonuses, the named executive officers are made aware, at the beginning of the year, of the business objectives and goals the Committee will consider when evaluating corporate and individual performance and determining annual incentive awards. For 2008, the Compensation Committee considered the following performance criteria, among others, in its determination of annual incentive awards:

  •
  Growth in funds from operations, both on an absolute basis and relative to the performance of the peer group companies;

  •
  Growth in "same store" net operating income;

  •
  Leasing performance and occupancy levels;

  •
  Capital markets performance and maintenance of a strong balance sheet;

  •
  Implementation and achievement of strategic goals, including expense control and adherence to annual budget;

  •
  Total return to shareholders, both on an absolute basis and relative to the peer group and REIT industry; and

  •
  Tenant satisfaction performance relative to local and national markets.

The evaluation of 2008 performance and determination of 2008 annual incentive awards is consistent with the Committee's historical practice of linking pay to performance in a non-formulaic manner, thereby providing the Committee the discretion it feels is necessary in order to take into account changing market conditions. For a discussion of 2008 annual incentive payments, see "Measuring 2008 Performance."

        Long-Term Equity Incentives.    Long-term equity incentives have been provided to our named executive officers through the grant of restricted stock awards, stock options or performance awards pursuant to our 2005 Plan, and our 2006 Outperformance Plan, our 2005 Outperformance Plan and our 2003 Outperformance Plan, or collectively, our Outperformance Plans. Several of our named executive officers previously received awards of interests in GKK Manager LLC, or the Manager Interests, and awards of Class B limited partner interests in GKK Capital L.P., or the Class B Interests. For a discussion of such awards, see "Other Equity Incentive Awards."

        The grant of equity awards links a named executive officer's compensation and net worth directly to the performance of our stock price. This encourages our named executive officers to make decisions with an ownership mentality. The vesting provisions of these equity awards (generally two to four years) are designed to act as a retention device and provide a strong incentive to the executives to increase stockholder value long after they performed the services in the year for which the equity awards were granted. The awards also contain forfeiture provisions, with a significant portion of the vesting back-ended, and therefore subject to forfeiture if the executive voluntarily leaves or is terminated with cause. For a discussion of these awards, see "Employment and Noncompetition Agreements." As discussed below, under "Tax Payments Made Upon the Vesting of Equity Awards," during 2008, we discontinued, on a prospective basis, our practice of making income tax gross-up payments to our named executive officers to cover a portion of their income tax liability incurred upon the vesting of their restricted stock awards.

        Our performance based equity awards have historically provided for dividend payments prior to vesting. During early 2009, in connection with its periodic review of our executive compensation practices, the Compensation Committee has determined to discontinue its practice, on a going forward basis, of paying dividends on performance-based shares prior to achieving the performance criteria. These dividends will be accumulated and paid to the executives if and when the performance metrics are met.

        Equity awards under our Outperformance Plans are designed to compensate our named executive officers upon the attainment of certain goals with respect to total return to stockholders and to provide an incentive for executives to remain with the Company and focus on long-term growth in our stock price and dividends. Under our Outperformance Plans, the executives may earn restricted stock, LTIP Units or other equity-based awards contingent upon the extent, if any, our TRS exceeds a threshold of 10% per annum over a three- or four-year performance period (or earlier upon achieving performance levels that trigger certain acceleration provisions). Upon the achievement of the designated performance thresholds, awards that may be earned under our Outperformance Plans are subject to an overall cap and further include time-based vesting requirements following the achievement of the performance thresholds. This creates, in the aggregate, up to a seven-year period (with most of the awards vesting in the final two years) that the executive needs to stay at the Company in order to realize a significant majority of the value of these awards. Even after achieving the performance thresholds, during the remaining three or four years until full vesting, the named executive officers bear the same share price and total return risk as our stockholders. TRS goals have been attained under our 2003 and 2005 Outperformance Plans and awards earned under the plans are currently subject to such additional time-based vesting requirements.

        The awards made to our named executive officers under the 2005 Outperformance Plan provide a useful illustration of the Compensation Committee's philosophy of aligning the interests of management with those of our stockholders and the effect of the back-ended vesting requirements included in the various long-term equity awards. In June 2006, as a result of industry-leading TRS, the performance thresholds under the 2005 Outperformance Plan were achieved and surpassed at a time when our stock price was $100.30 per share. The underlying awards, however, remained subject to a vesting schedule with the first tranche of 129,984 units vesting on November 30, 2008, when our stock price was $18.96 per share, a decrease of approximately 81% from the price at which such awards were earned. The remaining 259,966 unvested units awarded to our named executive officers under the 2005 Outperformance Plan are scheduled to vest ratably on November 30, 2009 and November 30, 2010, and the ultimate value realized by our named executive officers will depend on the price of our stock on these dates (see "LTIP Units" below for a discussion of the features of this separate class of units of limited partnership interest in our operating partnership).

        The structure of our Outperformance Plans ties a large portion of a named executive officer's compensation to creation of stockholder value on a long-term basis. As discussed above with respect to the 2005 Outperformance Plan, even after reaching TRS targets, the back-ended vesting feature of the awards creates a strong shoulder-to-shoulder alignment between management and stockholders and provides our executives with a very strong economic incentive to continue their employment with the Company and maximize our stock price.

        With respect to the 2006 Outperformance Plan, in December 2008, our named executive officers rescinded their interests in the plan. This rescission, which led to a non-cash compensation charge in the fourth quarter of 2008, will on a going-forward basis materially reduce future equity compensation charges on our income statement related to the 2006 Outperformance Plan.

        All stock options are priced in accordance with the terms of our 2005 Plan and are based on the price of our common stock at the close of business on the day prior to the date of grant. In December 2008, our named executive officers agreed to the cancellation of all of their stock options with exercise prices above $75.00 per share. This cancellation, which led to a non-cash compensation charge in the fourth quarter of 2008, will on a going-forward basis eliminate future equity compensation charges on our income statement related to such options.

        Tax Payments Made Upon the Vesting of Equity Awards.    The Company has historically provided, pursuant to employment agreements with our named executive officers, income tax gross-up payments relating to restricted stock awards and certain other equity awards. These tax payments were primarily awarded in connection with the vesting of restricted stock (generally equal to 40% of the value of the shares on the vesting date) in order to avoid requiring the named executive officers to sell shares of our common stock to satisfy tax obligations. The Compensation Committee took into consideration the value of these tax gross-ups when determining the level of compensation paid to our named executive officers. As noted above, in mid-2008, in connection with its ongoing monitoring and review of "best practices" relating to executive compensation, including policies announced by RiskMetrics Group and other governance groups, our Compensation Committee decided to discontinue the use of these tax gross-up payments on a prospective basis. This discontinuation does not apply to previously awarded restricted stock grants, including awards made in the beginning months of 2008, under which we are contractually obligated to make such income tax gross-up payments.

Pay-for-Performance

        As evidenced by examining our executive compensation programs over the past several years, the executive compensation philosophy adopted by us and our Compensation Committee demonstrates the implementation of a pay-for-performance culture that ensures the alignment of management and stockholder interests. Our named executive officers were paid well relative to their peers during times of industry-leading performance (e.g., 2007 and 2006), yet during more challenging times, (e.g., 2008), they received substantial decreases in compensation amounts and what our Compensation Committee believed was a comparatively larger decrease in compensation relative to our peer group.

        For example, while the amount of compensation provided to our executives in 2007 and 2006 were in the upper quartile of our peer group, these amounts were directly linked to exceptional corporate performance. In addition to achieving year-over-year FFO growth in excess of 20% and 10%, respectively, in 2007 and 2006, representing fundamental performance at the 93rd and 73rd percentile, respectively, of our peer group, our multi-year TRS through the periods ended December 31, 2007 and 2006, respectively, was at or near the top of our peer group and significantly outperformed the broader REIT industry. Specifically, we outperformed the MSCI US REIT Index by 40.71% and 124.24%, respectively, for the three- and five-year periods ended December 31, 2007, and we outperformed the MSCI US REIT Index by 155.80% and 245.84%, respectively, for the three- and five-year periods ending December 31, 2006.

        As further discussed below, our overall performance for 2008 resulted in a substantial decrease in the overall 2008 compensation for our executives. In addition, as noted above, the back-ended, retention-based vesting provisions contained in equity awards for which performance thresholds had previously been achieved, in conjunction with the decline in our stock price, has resulted in substantial loss to the executives in the value of these awards, thus additionally demonstrating the shoulder-to-shoulder alignment between management and stockholders.

Measuring 2008 Performance

        A further illustration of our strong pay-for-performance philosophy is evidenced in the manner in which 2008 performance bonuses were determined and the ultimate amounts of these bonuses. While 2008 was a challenging year for companies in all industries, with the combined impact of frozen credit markets and a modern-day "run on banks" that led to trillions of dollars of lost investor value in both the debt and equity markets, the REIT industry was particularly negatively impacted. The downturn in global macroeconomic conditions affected REITs by both shutting down access to the credit markets and by decreasing demand for commercial real estate space. Companies such as ours with exposure to the New York City metropolitan area were heavily impacted as they had to contend with increased unemployment caused by the collapse of institutions such as Lehman Brothers and Bear Stearns and widespread layoffs throughout the financial services industry that has historically served as the backbone of the New York City economy. Consequently, our stock price suffered a decline of over 70% in 2008. In addition, TRS was -71%, -63% and -25% during the respective 1-year, 3-year and 5-year periods ending December 31, 2008, which placed it approximately 33% below the MSCI US REIT Index for the 1-year and 3-year periods, and 29% below the Index for the 5-year period.

        Notwithstanding the downturn in market conditions which affected our stock price performance, we managed to attain significant operational achievements despite these economic conditions. Specifically, we achieved the following select milestones in 2008:

  •
  Annual FFO growth of approximately 7.5%, placing us at the upper quartile of our peer group;

  •
  Significant strength in leasing across our property portfolio, including the renewal and extension of our lease with one of our largest tenants, Viacom, Inc., covering approximately 1.3 million square feet, or approximately 5% of our total rentable square footage as of year-end 2008. Occupancy as of December 31, 2008 was 96.7%;

  •
  Implementation and execution of a prudent risk and debt management strategy to address current economic conditions, which included the repurchase of approximately $348.6 million of convertible bonds that resulted in a gain on the early extinguishment of debt aggregating approximately $117.9 million;

  •
  Achieved "same store" net operating income growth of approximately 8%; and

  •
  Attained a tenant satisfaction rating in our core New York City property portfolio of 85%, or approximately 500 basis points above the Kingsley IndexSM, a leading survey-based performance benchmarking tool in the commercial real estate industry.

        As 2008 year-end bonus decisions were being contemplated, our Compensation Committee sought to find a balance between (i) acknowledging the significant operational achievements attained by our named executive officers during the year, as highlighted above, (ii) ensuring that bonus and total compensation amounts were in line with the prevailing market and adequate to address retention needs in the competitive New York City commercial real estate markets and (iii) recognizing the global economic conditions and the Company's material decline in stock price. In light of the aforementioned considerations, our Compensation Committee approved the following aggregate 2008 cash bonuses for the named executive officers:

Executive	2008 Cash Bonus
Marc Holliday	$4,750,000
Stephen Green	$2,659,000
Andrew Mathias	$3,562,500
Gregory Hughes	$2,375,000
Andrew Levine	$593,750

Comparison of 2007 and 2008 Cash Bonuses

        The following Table illustrates the percentage changes in 2008 cash bonuses as compared with cash bonuses for 2007:

	2008 Cash Bonus	2007 Cash Bonus	% Change
Marc Holliday	$4,750,000	$7,500,000	-37%
Stephen Green(1)	$2,659,000	$2,500,000	+6%
Andrew Mathias	$3,562,500	$5,625,000	-37%
Gregory Hughes	$2,375,000	$3,750,000	-37%
Andrew Levine	$593,750	$937,500	-37%

(1)
Mr. Green elected to receive his 2007 cash bonus in the form of restricted stock.

        As illustrated above, 2008 cash bonus levels for our named executive officers were generally approximately 37% below 2007 levels. Preliminary market indications at the time 2008 bonus amounts were being determined suggested that 2008 compensation levels among equity REITs and specifically among our peer group constituents were going to be approximately 25% below 2007 levels, and accordingly our Compensation Committee determined that it was prudent to generally decrease our named executive officers' compensation by a greater percentage.

Comparison of 2007 and 2008 Total Bonuses

        The Table and discussion above was limited to a comparison of cash bonuses for 2008 versus 2007. As indicated in the Table below, when the year-over-year comparison is expanded to take into account the award of stock bonuses (including the income tax gross-up amount associated with those stock bonuses in 2007), the percentage decrease in aggregate 2008 bonuses is even larger. After the Compensation Committee decided to significantly reduce 2008 incentive compensation, it decided that the reduced 2008 bonus awards would be paid in cash and therefore it did not award any stock bonuses to our named executive officers for 2008. As a result, aggregate 2008 bonus amounts were decreased for each of our executives and generally represented a decrease of approximately 57% when compared to aggregate cash and stock bonuses for 2007, as reflected below:

	2008 Bonus	2007 Cash and Stock Bonus(1)	% Change
Marc Holliday	$4,750,000	$11,000,000	-57%
Stephen Green	$2,659,000	$3,500,000	-24%
Andrew Mathias	$3,562,500	$8,250,000	-57%
Gregory Hughes	$2,375,000	$5,500,000	-57%
Andrew Levine	$593,750	$1,375,000	-57%

(1)
2007 stock bonuses represent grant date fair values and include an additional 40% of such values, representing the amounts of the related income tax gross-up payments.

Comparison of 2008 and 2007 Total Direct Compensation

        In order to provide our stockholders with an analysis of compensation directly attributable to a calendar year, and thus enabling a more meaningful year-over-year compensation comparison, we are including below a Total Direct Compensation Table. The Total Direct Compensation Table consists solely of (1) the actual salary paid for the year, (2) the annual cash bonus and grant date fair value of any stock bonus earned for the year irrespective of when such amounts were ultimately paid and/or vested, as well as (3) any income tax gross-ups associated with the vesting of any shares referenced in (2) above, based upon the grant date fair value of the stock bonus (as noted above, in mid-2008, the Company discontinued the use of income tax gross-ups on a prospective basis). This Table illustrates one of the analyses undertaken by our Compensation Committee in determining each element of our named executive officers' compensation for the particular year in light of such executive's performance during the year, and it further demonstrates the correlation between the executive's pay and overall company performance.

        The principal differences between the Total Direct Compensation Table and the Summary Compensation Table, presented on page 32, are that (1) the full value of equity awards is shown in the year of their grant rather than being expensed over several years as required under SFAS No. 123R and reflected in the Summary Compensation Table, and (2) the amount of the related income tax gross-up is based upon the grant date value of the equity award, rather than on the value of the shares at the date of vesting.

Name	Year	Salary		Cash Bonus	Grant Date Fair Value of Stock Bonus	Gross-up on Stock Bonus(1)	Total Direct Compensation(2)	Change from Prior Year
Marc Holliday	2008	$824,446	(3)	$4,750,000	$0	$0	$5,574,446	-52%
	2007	$600,000		$7,500,000	$2,500,000	$1,000,000	$11,600,000	—
Stephen Green	2008	$600,000		$2,659,000	$0	$0	$3,259,000	-21%
	2007	$600,000		$0	$2,500,000	$1,000,000	$4,100,000	—
Andrew Mathias	2008	$500,000		$3,562,500	$0	$0	$4,062,500	-54%
	2007	$500,000		$5,625,000	$1,875,000	$750,000	$8,750,000	—
Gregory Hughes	2008	$500,000		$2,375,000	$0	$0	$2,875,000	-52%
	2007	$500,000		$3,750,000	$1,250,000	$500,000	$6,000,000	—
Andrew Levine	2008	$350,000		$593,750	$0	$0	$943,750	-45%
	2007	$350,000		$937,500	$312,500	$125,000	$1,725,000	—

(1)
The gross-up is taken into account in determining the value of the stock bonus that is granted to the named executive officer. As noted above, in mid-2008, the Company prospectively eliminated the practice of providing income tax gross-up payments on equity grants.

(2)
Does not include the value of perquisites, including automobile benefits provided to Mr. Green.

(3)
Includes $135,956, which represents a catch-up payment in lieu of previous contractual salary increases to which Mr. Holliday was entitled.

        As noted from this Table, aggregate total direct compensation decreased for each of our named executive officers and generally decreased between 45% and 54% in 2008 as compared with 2007 compensation, consistent with our overall pay-for-performance philosophy.

Employee Benefits

        We have a 401(k) Savings/Retirement Plan, or our 401(k) Plan, to cover eligible employees of ours and of any designated affiliate. Our 401(k) Plan permits eligible employees to defer up to 15% of their annual compensation, subject to certain limitations imposed by the IRC. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We do not provide our named executive officers with a supplemental pension or any other retirement benefits that are in addition to the 401(k) benefits provided generally to our employees.

Perquisites and Other Personal Benefits

        We do not provide significant perquisites or personal benefits to our named executive officers, except that we reimburse our Chief Executive Officer and our Chairman for costs associated with automobiles they lease for personal use. Additionally, we provide our Chairman with a full-time driver and our Chief Executive Officer receives certain insurance benefits. The costs of these benefits constitute only a small percentage of any applicable executive's compensation.

Other Matters

        Tax Treatment.    Our Compensation Committee reviews and considers the tax efficiency of executive compensation as part of its decision making process. Section 162(m) of the Internal Revenue Code of 1986, as amended, or the IRC, generally limits the deductibility of compensation over $1 million to a corporation's named executive officers. The Company is a real estate investment trust and therefore generally does not pay income taxes. In addition, our named executive officers provide most of their services to our operating partnership. We have received a private letter ruling from the

Internal Revenue Service to the effect that the deduction limitation of Section 162(m) does not apply with respect to compensation to our named executive officers for services rendered to this partnership.

        Tax Gross-up Payments.    As discussed above, see "Long Term Incentives," we have discontinued the use, on a prospective basis, of income tax gross-up payments made on the vesting of restricted stock and other equity grants.

        LTIP Units.    In both our 2005 Outperformance Plan and our 2006 Outperformance Plan, in lieu of issuing shares of restricted stock, we issued a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as "profits interests" for U.S. federal income tax purposes. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. LTIP units granted under our 2005 Outperformance Plan and our 2006 Outperformance Plan were not entitled to receive distributions prior to the LTIPs being earned based on the performance-based hurdles contained in these plans being achieved. Once earned, these LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock. Our named executive officers agreed to the cancellation of their awards under our 2006 Outperformance Plan.

        LTIP units are intended to offer executives substantially the same long-term incentive as shares of restricted stock, with more favorable U.S. federal income tax treatment available for "profits interests." More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock.

        Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting but only when he or she chooses to liquidate his or her LTIP units. Therefore, an executive who wishes to hold his or her equity awards for the long term can generally do so in a more tax-efficient manner with LTIP units. In light of the trade-offs between increased tax efficiency and incremental economic risk involved in LTIP units as compared to restricted stock, we chose to use LTIP units for our 2005 Outperformance Plan and our 2006 Outperformance Plan. We believe that the use of LTIP units in these plans has (1) enhanced our equity-based compensation package overall, (2) advanced the goal of promoting long-term equity ownership by executives, (3) not adversely impacted dilution as compared to restricted stock, and (4) further aligned the interests of our executives with the interests of our stockholders. We also believe that these benefits outweigh the loss of the U.S. federal income tax business-expense deduction from the issuance of LTIP units, as compared to restricted stock. Although we have chosen to use LTIP units for our 2005 Outperformance Plan and our 2006 Outperformance Plan, we have not chosen to utilize LTIP units for our other equity awards primarily because we have not viewed the additional economic risk associated with LTIP units as appropriate for our other equity awards, which do not include performance-based vesting hurdles based solely on our total return to stockholders.

        Other Equity Incentive Awards.    In May 2005, the Compensation Committee approved long-term incentive performance awards pursuant to which certain of our employees, including certain of our named executive officers, were awarded a portion of the interests previously held by us in GKK Manager LLC, or the Manager, as well as in the Class B Interests in Gramercy's operating partnership. After giving effect to these awards, we owned 65.83 units of the Class B limited partner interests and 65.83% of the Manager as of December 31, 2007. As of that date, the officers and employees who received these awards owned 15.6 units of the Class B limited partner interests and 15.6% of the Manager. These awards provided for three-year cliff vesting based on continued employment and achievement of performance hurdles. The performance hurdles were to be measured over the period beginning May 19, 2005 and ending on the earlier of (i) May 18, 2008, (ii) a Change of Control, or (iii) a "Sale Event" of Gramercy (as defined in the operating agreement of the Manager). The performance hurdles would be met if as a result of one of the three described triggering events, we achieved (i) a rate of return on our weighted average cash investment in Gramercy during this measurement period (inclusive of cash and stock dividends, stock appreciation, income of the Manager and all other income earned by us as a result of our investment in Gramercy) equal to or greater than 36% over the three-year period, as adjusted under certain circumstances; and (ii) we achieved either (a) a total return to stockholders equal to or greater than 30% over the three-year period, as adjusted under certain circumstances, (b) funds from operations growth equal to or greater than 21% over the three-year period, as adjusted under certain circumstances, or (c) average total return to stockholders in the top 25% of an identified peer group. In May, 2008, the Compensation Committee determined that these performance hurdles were met because we achieved a rate of return on our weighted average cash investment in Gramercy during that period (inclusive of cash and stock dividends, stock appreciation, income of the Manager and all other income earned by us as a result of our investment in Gramercy) in excess of the 36% hurdle. In addition, we achieved a total return to stockholders which exceeded the 30% hurdle. During this period we held all cash or other distributions payable on these awards which were released to the grantees after the Compensation Committee determined that these performance hurdles were met. In December of 2008, our named executive officers who held awards in the Manager and the Class B limited partner interests agreed to relinquish these awards to the Company.

        Gramercy Capital Corp. Equity Awards.    Until October 27, 2008, certain of our named executive officers also served as executive officers of Gramercy. The Compensation Committee of the board of directors of Gramercy has granted equity awards, including restricted stock awards, stock options and performance awards, to these executive officers under Gramercy's equity incentive plan and Outperformance plan, as applicable. For a discussion of these awards, please refer to Gramercy's proxy statement that has been filed with the SEC in connection with its 2009 annual meeting of stockholders.

        Accounting Treatment.    Beginning on January 1, 2003, we began accounting for stock-based payments through our equity incentive plans, including our Outperformance Plans, in accordance with the requirements of SFAS No. 123R. We recorded approximately $12.2 million of compensation expense during the year ended December 31, 2008 in connection with our 2006 Outperformance Plan. During the fourth quarter of 2008, we and certain of our employees, including each of our named executive officers, mutually agreed to cancel the awards granted to such employees under the 2006 Outperformance Plan.

        Funds from Operations (FFO).    We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITS. We also use FFO as one of several criteria to determine performance-based bonuses for members of our senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Compensation Committee Report

        The Compensation Committee of the Board of Directors of SL Green Realty Corp. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this annual proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by our Compensation Committee John H. Alschuler, Jr. (Chairman) Edwin Thomas Burton, III John S. Levy

Summary Compensation Table

        The following table* sets forth information regarding the compensation paid to, and the compensation expense we recognized with respect to, our Chief Executive Officer, our Chief Financial Officer and each of our three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2008, or collectively, the "named executive officers".

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Marc Holliday	2008	$824,446	$4,750,000	$6,112,074	$863,196	$1,026,889	$13,576,605
Chief Executive Officer	2007	$600,000	$7,500,000	$4,866,125	$859,418	$3,599,090	$17,424,633
	2006	$600,000	$7,500,000	$5,183,508	$691,406	$2,831,955	$16,806,869
Stephen L. Green	2008	$600,000	$2,659,000	$5,257,699	—	$1,027,173	$9,543,872
Chairman of the Board	2007	$600,000	—	$3,474,415	—	$2,413,898	$6,488,313
	2006	$600,000	—	$2,781,322	—	$2,583,572	$5,964,894
Andrew Mathias	2008	$500,000	$3,562,500	$4,985,237	$1,245,656	$487,620	$10,781,013
President and Chief	2007	$500,000	$5,625,000	$5,056,725	$1,353,203	$1,735,100	$14,270,028
Investment Officer	2006	$300,000	$5,625,000	$2,621,091	$83,997	$1,309,145	$9,939,233
Gregory F. Hughes	2008	$500,000	$2,375,000	$2,983,534	$1,180,249	$243,651	$7,282,434
Chief Operating Officer and	2007	$500,000	$3,750,000	$2,949,876	$1,174,941	$1,030,007	$9,404,824
Chief Financial Officer	2006	$400,000	$3,750,000	$1,235,083	$70,027	$562,178	$6,017,288
Andrew S. Levine	2008	$350,000	$593,750	$1,031,583	$368,844	$96,789	$2,440,966
Chief Legal Officer and	2007	$350,000	$937,500	$1,160,452	$367,442	$387,819	$3,203,213
General Counsel	2006	$300,000	$937,500	$400,305	—	$84,940	$1,722,745

*
The columns for "Non-Equity Incentive Plan Compensation" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" have been omitted because they are not applicable.

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by the Company during the fiscal years ended December 31, 2008, 2007 and 2006 for stock awards (which consist of restricted stock awards, awards made pursuant to our Outperformance Plans, awards of interests in GKK Manager LLC, or the Manager Interests, and awards of Class B limited partner interests in Gramercy's operating partnership, GKK Capital L.P., or the Class B Interests, some of which were granted in prior years) as determined pursuant to SFAS 123R. In 2008, named executive officers who had previously been awarded certain membership interests in GKK Manager LLC and Class B Interests agreed to voluntarily transfer their ownership rights back to the Company. Additionally in 2008, named executive officers voluntarily forfeited their awards under the Company's 2006 Outperformance Plan. The assumptions used to calculate the value of stock awards for 2008, 2007 and 2006 are set forth under Notes 2 and 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009, on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 27, 2008 and on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 28, 2007, respectively.

(2)
For the value of stock awards that became vested during 2008, see "—Stock Awards Table—Options Exercises and Stock Vested." As further noted in that Table and the notes that follow that Table, the value of these stock awards as of 12/31/08 was as follows: $3,601,965 for Mr. Holliday; $2,603,339 for Mr. Green; $1,031,623 for Mr. Hughes; $1,735,611 for Mr. Mathias; and $413,649 for Mr. Levine.

(3)
Amounts shown do not reflect compensation actually received by the named executive officer. Amounts shown are the compensation costs recognized by the Company during the fiscal years ended December 31, 2008, 2007 and 2006 for option awards as determined pursuant to SFAS 123R, including accelerated costs recognized in 2008 by reason of the cancellation of stock options with an exercise price in excess of $75 per share. In 2008, named executive officers forfeited their outstanding stock options with an exercise price above $75.00 per share. The assumptions used to calculate the value of option awards for 2008 are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 which was filed with the SEC on February 27, 2009.

(4)
The table below shows the components of this column, which include perquisites, tax gross-ups and loan forgiveness amounts.

Name	Year	Perquisites ($)		Tax Gross-Ups ($)(a)	Total "All Other Compensation" ($)
Marc Holliday	2008	$35,550	(b)	$991,339	$1,026,889
Stephen L. Green	2008	$182,387	(c)	$844,786	$1,027,173
Andrew Mathias	2008	$6,900	(d)	$480,720	$487,620
Gregory F. Hughes	2008	$6,900	(d)	$236,751	$243,651
Andrew S. Levine	2008	$6,900	(d)	$89,889	$96,789

    (a)
    Represents the cash payments made with respect to tax payments due on the restricted stock awards made to the named executive officers.

    (b)
    Represents (i) the Company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($6,900), (ii) leased car payments ($20,940) and (iii) life insurance premiums ($7,700). The Company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

    (c)
    Represents leased car and full-time driver payments.

    (d)
    Represents the Company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan. The Company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

Grants of Plan-Based Awards

        The following table sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2008.

Name	Award Date	Grant Date	All Other Stock Awards; Number of Shares of Stock or Units (#)		Grant Date Fair Value of Equity Awards ($)
Marc Holliday	12/12/2007	01/02/2008	26,750	(1)	$2,500,055
Stephen L. Green	12/12/2007	01/02/2008	26,750	(1)	$2,500,055
	12/12/2007	01/02/2008	18,000	(2)	$1,682,280
Andrew Mathias	12/12/2007	01/02/2008	20,062	(1)	$1,874,955
Gregory F. Hughes	12/12/2007	01/02/2008	13,375	(1)	$1,250,028
Andrew S. Levine	12/12/2007	01/02/2008	3,344	(1)	$312,530

(1)
This grant of restricted stock, made with respect to 2007 compensation, will vest on January 1, 2010.

(2)
This grant of restricted stock vested on January 1, 2009. This grant was a retention award in connection with the December 31, 2007 expiration of Mr. Green's original employment contract term and subsequent one-year employment term extension.

        Grants of restricted stock were made pursuant to the 2005 Stock Option and Incentive Plan. The executives are entitled (i) to vote the underlying shares and (2) to receive any cash dividends on shares of stock (whether or not then subject to restrictions) that have not been forfeited. See "Potential Payments Upon Termination or a Change in Control" below, for a discussion regarding potential acceleration of the restricted shares and a description of the material terms of each named executive officer's employment agreement.

Outstanding Equity Awards

        The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2008.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)										Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)
										Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
									Market Value of Shares or Units of Stock That Have Not Vested ($)
							Number of Shares or Units of Stock That Have Not Vested (#)
					Option Exercise Price ($)
						Option Expiration Date
Name	Exercisable	Unexercisable
Marc Holliday	—	—		—	—	—	244,196	(1)	$6,324,676	—		—
	—	—		—	—	—	—		—	14,583	(2)	$377,700
Stephen L. Green	60,000	—		—	$29.53	11/09/2011	—		—	—		—
	147,000	—		—	$28.10	10/10/2012	—		—	—		—
	—	—		—	—	—	177,167	(3)	$4,588,625	—		—
Andrew Mathias	—	—		—	—	—	154,023	(7)	$3,989,196	—		—
	—	—		—	—	—	—		—	29,000	(8)	$751,100
Gregory F. Hughes	—	20,000	(4)	—	$43.25	02/02/2014	—		—	—		—
	—	—		—	—	—	81,063	(5)	$2,099,532	—		—
	—	—		—	—	—	—		—	10,667	(6)	$276,275
Andrew S. Levine	21,000	—		—	$28.10	10/10/2012	—		—	—		—
	—	—		—	—	—	35,312	(9)	$914,581	—		—

(1)
Includes restricted stock awards granted on: (i) 01/17/2001, 30,833 shares which vest on 07/17/2009 and 12,498 shares which vest on 01/01/2010; (ii) 01/01/2004, 14,583 shares which vest on 07/17/2009; (iii) 02/01/2005, 16,200 shares which vest on 02/01/2009 and 16,200 shares which vest on 2/01/2010; (iv) 01/01/2006, 10,525 shares which vest on 01/01/2009; (v) 05/30/2007, 9,414 shares which vest on 01/01/2009; and (vi) 01/01/2008, 26,750 shares which vest on 01/01/2010. Includes 8,018 shares which vest on 04/01/2009 and 8,019 shares which vest on 04/01/2010 granted under our 2003 Outperformance Plan. Also includes an award in the form of 45,578 LTIP Units which vest on 11/30/2009 and 45,579 LTIP Units which vest on 11/30/2010 granted under our 2005 Outperformance Plan.

(2)
Includes the unvested portion of a restricted stock award granted on 01/01/2004 for 87,500 shares the remaining unvested portion will vest on 07/17/2009, based on the attainment of specified performance goals during the vesting period.

(3)
Includes restricted stock awards made on: (i) 02/01/2005, 16,200 shares which vest on 02/01/2009 and 16,200 shares which vest on 02/01/2010; (ii) 01/01/2006, 9,422 shares which vest on 01/01/2009; (iii) 05/30/2007, 9,414 shares which vest on 01/01/2009; (iv) 01/01/2008, 26,750 shares which vest on 01/01/2010; and (v) 01/01/2008, 18,000 shares which vest on 01/01/2009. Includes 10,205 shares which vest on 04/01/2009 and 10,206 shares which vest on 04/01/2010 granted under our 2003 Outperformance Plan. Also includes an award in the form of 30,385 LTIP Units which vest on 11/30/2009 and 30,386 LTIP Units which vest on 11/30/2010 granted under our 2005 Outperformance Plan.

(4)
Includes the unexercised portion of an option award granted on 02/01/2004. The option will vest on 02/02/2009.

(5)
Includes restricted stock awards granted on: (i) 02/01/2005, 5,100 shares which vest on 02/01/2009 and 5,100 shares which vest on 02/01/2010; (ii) 01/01/2006, 2,521 shares which vest on 01/01/2009; (iii) 05/30/2007, 4,707 shares which vest on 01/01/2009; (iv) 06/01/2007, 5,333 shares which vest on 01/01/2009 and 5,334 shares which vest on 01/01/2010; and (v) 01/01/2008, 13,375 shares which vest on 01/01/2010. Includes 2,916 shares which vest on 04/01/2009 and 2,915 shares which vest on 04/01/2010 granted under our 2003 Outperformance Plan. Also includes an award in the form of 16,881 LTIP Units which vest on 11/30/2009 and 16,881 LTIP Units which vest on 11/30/2010 granted under our 2005 Outperformance Plan.

(6)
Includes the unvested portion of a restricted stock award granted on 06/01/2007 of 16,000 shares which vested in three annual installments beginning on 01/01/2008 based on the attainment of specified performance goals during the vesting period.

(7)
Includes restricted stock awards granted on: (i) 02/01/2005, 9,000 shares which vest on 02/01/2009 and 9,000 shares which vest on 02/01/2010; (ii) 01/01/2006, 8,925 shares which vest on 01/01/2009; (iii) 05/30/2007, 7,060 shares which vest on 01/012009; (iv) 06/01/2007, 10,833 shares which vest on 01/01/2009, 8,333 shares which vest on 01/01/2010 and 9,834 shares which vest on 01/01/2011; and (v) 01/01/2008, 20,062 shares which vest on 01/01/2010. Includes 5,103 shares which vest on 04/01/2009 and 5,102 shares which vest on 04/01/2010 granted under our 2003 Outperformance Plan. Also includes an award in the form of 30,385 LTIP Units which vest on 11/30/2009 and 30,386 LTIP Units which vest on 11/30/2010 granted under our 2005 Outperformance Plan.

(8)
Includes restricted stock awards granted on 06/01/2007 of 29,000 shares which vest in three annual installments of 37%, 29% and 34% beginning on 01/01/2009 based on the attainment of specified performance goals during the vesting period.

(9)
Includes restricted stock awards granted on: (i) 02/01/2005, 1,800 shares which vest on 02/01/2009 and 1,800 shares which vest on 02/01/2010; (ii) 01/01/2006, 1,750 shares which vest on 01/01/2009; (iii) 05/30/2007, 1,177 shares which vest on 01/01/2009;

  (iv) 06/01/2007, 4,000 shares which vest on 01/01/2009 and 4,000 shares which vest on 01/01/2010; and (v) 01/01/2008, 3,344 shares which vest on 01/01/2010. Includes 1,968 shares which vest on 04/01/2009 and 1,968 shares which vest on 04/01/2010 granted under our 2003 Outperformance Plan. Also includes an award in the form of 6,752 LTIP Units which vest on 11/30/2009 and 6,753 LTIP Units which vest on 11/30/2010 granted under our 2005 Outperformance Plan.

Option Exercises and Stock Vested

        The following table sets forth certain information with respect to the exercise of stock options, stock appreciation rights, or SARs, and similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments for each named executive officer during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)(3) ($)	Value as of 12/31/08(4) ($)
Marc Holliday	84,000	$5,482,680	139,073	$8,942,390	$3,601,965
Stephen L. Green	—	—	100,516	$7,116,688	$2,603,339
Gregory F. Hughes	30,000	$1,474,188	39,831	$2,462,700	$1,031,623
Andrew Mathias	42,500	$2,478,808	67,013	$3,995,570	$1,735,611
Andrew S. Levine	—	—	15,971	$982,281	$413,649

(1)
Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)
Amounts reflect the market value of the stock on the day the stock vested.

(3)
Does not include the value of certain membership interests in GKK Manager LLC that vested during 2008 as GKK Manager LLC is a non-public entity and therefore value is not readily ascertainable. In 2008, the named executive officers who had previously been awarded certain membership interests in GKK Manager LLC and Class B Interests agreed to voluntarily transfer their ownership rights back to the Company.

(4)
Amounts reflect the market value as of 12/31/08 of the stock acquired on vesting during 2008, without taking into account whether that stock continued to be held by our named executive officers on that date. The 12/31/08 market value per share was $25.90.

Retirement Benefits

        The Company does not provide supplemental pension or other retirement benefits other than our tax-qualified 401(k) Plan. See "Summary Compensation Table." In addition, the Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change-in-Control

  General

        Each of our named executive officers is a party to an employment and non-competition agreement between us and such executive officer. This section describes the material terms of each named executive officer's employment and non-competition agreement and provides the amount of compensation that would be paid to each named executive officer by us under these agreements and our other executive compensation programs in the event of termination of such executive's employment with us or a Change-in-Control without termination of employment. The amount of compensation payable to each named executive officer upon (i) a Change-in-Control without termination of the named executive officer, (ii) termination of the named executive officer by us for Cause or by the executive without Good Reason, (iii) termination of the named executive officer by us without Cause or by the executive with Good Reason, (iv) termination of the named executive officer in connection with a Change-in-Control, (v) termination of the named executive officer in the event of the disability of the executive and (vi) termination of the named executive officer in the event of the death of the executive, each referred to as a Triggering Event, is described below. The types of events constituting Cause, Good Reason, disability and a Change-in-Control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, our executive compensation arrangements have been grouped together based on these concepts without regard for any such differences.

        The amounts shown below assume that such Change-in-Control or such termination was effective as of December 31, 2008 and are estimates of the amounts that would be paid out to the named executive officers upon such Change-in-Control or termination of employment. The value of the acceleration of vesting of shares of restricted stock and the LTIP Units is based on the value of unvested awards set forth in the "Outstanding Equity Awards" table above. The value of the acceleration of vesting of stock options is based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and $25.90, which was the closing price of our common stock on the NYSE on December 31, 2008. Health and welfare benefits are valued based on the estimated amount of future premiums that would be paid on behalf of the named executive officer under our existing plans, based on the premiums in effect as of December 31, 2008. The actual amounts to be paid out can only be determined at the time of such Change-in-Control or such named executive officer's separation from the Company. The amounts described below do not include payments and benefits to the extent they have been earned prior to the termination of employment or Change-in-Control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include: accrued salary and vacation pay; earned and accrued, but unpaid, bonuses, distribution of plan balances under our 401(k) plan; life insurance proceeds in the event of death; and disability insurance payouts in the event of disability. All of the cash severance payments described in the employment agreements below are to be made as lump sum payments at the time of termination; provided that, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the IRC, the payments are to be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum.

        We have designed our retention policy, in part, through significant back-end vesting requirements to the executives' equity-based awards. Certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events or a Change-in-Control. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should an executive leave our employment without Good Reason.

        Our Compensation Committee believes it is fair to provide severance protection and accelerated vesting of equity grants upon a Change-in-Control. Very often, senior managers lose their jobs in connection with a Change-in-Control. By agreeing up-front to provide severance benefits and accelerated vesting or equity grants in the event of a Change-in-Control, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened Change-in-Control and ensure that management is motivated to negotiate the best merger consideration for our stockholders. Further, because the severance level is negotiated up-front, it makes it easier for the Board to terminate executives for performance reasons without the need for protracted negotiations over severance.

        As these agreements expire, they will be re-evaluated based on peer group analysis, market conditions, and prevailing practices in the REIT industry to determine whether they should be re-negotiated.

  Employment and Non-Competition Agreements

        Stephen L. Green.    Stephen L. Green's employment and non-competition agreement was originally set to expire on December 31, 2007. The agreement provides for an automatic renewal for successive one-year terms unless notice of non-renewal is given at least three months prior to the expiration of such renewal term. No such notice was given and the agreement was automatically renewed through December 31, 2009. Pursuant to the agreement, Mr. Green receives an annual base salary of $600,000 and such annual bonuses as we, in our sole discretion, may deem appropriate. Pursuant to the agreement, Mr. Green received a grant of 175,000 shares of restricted common stock in January 2003, 50% of which have vested equally over five years subject to continued employment, and the remaining 50% of which vested equally over five years, subject to the attainment of specified financial performance goals during the vesting period. The performance-based vesting each year was based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2002): (i) 7% or greater increase in FFO on a per-share basis, (ii) a 10% or greater total return to stockholders, or (iii) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee. Mr. Green was also entitled to cash payments intended to serve as a tax gross-up upon the vesting of the shares of restricted stock granted under his agreement in an amount equal to 40% of the value of the shares vesting. Mr. Green is also eligible for health and welfare benefits provided by us to our senior executive officers, and we shall maintain a life insurance policy on Mr. Green's behalf, equal to $5 million, or if such policy is not available at reasonable rates, we will self-insure Mr. Green up to the maximum cash severance payable under the agreement. Pursuant to the agreement, if Mr. Green is terminated for any reason, he will be subject to the following obligations: (i) non-competition with the Company for 18 months; (ii) non-solicitation of our employees for 18 months; (iii) non-disparagement of the Company for one year; and (iv) perpetual nondisclosure of confidential information. In connection with a Triggering Event, Mr. Green will be entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under the terms of our Outperformance Plans, outstanding time-based restricted stock and LTIP Unit awards will vest and Mr. Green will receive a payment of $2,102,640.

  •
  Termination with Cause or without Good Reason.  Mr. Green will receive no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Green's employment agreement, Mr. Green will receive a cash severance payment in an amount of $12,300,000 which is equal to three times his base salary, plus a bonus equal to the average bonuses paid to him for the preceding two years. Mr. Green will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $53,514. All of Mr. Green's outstanding restricted stock and stock option awards will fully vest at termination. In addition, he will receive a tax gross-up in respect of the vesting of his restricted stock awards. The combination of the accelerated vesting and the tax gross-up results in a total value to be received of $4,259,535.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Green's employment agreement, Mr. Green will receive a cash severance payment in an amount of $12,300,000 which is equal to three times his base salary, plus a bonus equal to the average bonuses paid to him for the preceding two years. In addition, Mr. Green will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $53,514. All of Mr. Green's outstanding restricted stock and stock option awards will fully vest at termination. In addition, he will receive a tax gross-up in respect of the vesting of his restricted stock awards. The combination of the accelerated vesting and the tax gross-up results in a total value to be received of $5,583,056. In addition, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Green is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. Based on an assumed December 31, 2008 Change-in-Control, Mr. Green would not receive an excise tax gross-up payment.

  •
  Termination upon disability.  Under Mr. Green's employment agreement, Mr. Green will receive a cash payment in an amount of $12,300,000 which is equal to three times his base salary, plus an amount equal to the average bonuses paid to him for the preceding two years. All of Mr. Green's outstanding restricted stock and stock option awards will fully vest at termination. In addition, he will receive a tax gross-up payment in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up payment results in total value to be received of $5,583,056.

  •
  Termination upon death.  Under Mr. Green's employment agreement, Mr. Green's estate will receive any earned and accrued, but unpaid, bonuses, in the amount of $2,659,000, and the proceeds from any life insurance policy. All of Mr. Green's outstanding restricted stock awards and stock option awards will fully vest at death. In addition, his estate will receive a tax gross-up payment in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up payment results in total value to be received of $5,583,056.

        Marc Holliday.    Marc Holliday's amended and restated (as of April 16, 2007) employment and non-competition agreement has a term of six years commencing on January 1, 2004 and ending on January 17, 2010, which term will automatically renew for successive one-year periods unless either party serves the required notice under the agreement. Pursuant to the agreement, Mr. Holliday receives an annual base salary of at least $600,000, to be adjusted upwards every two years to correspond to increases in the consumer price index, and such annual bonuses as we, in our sole discretion, may deem appropriate. Mr. Holliday received a grant of 175,000 shares of restricted common stock effective January 1, 2004 in addition to the 127,500 shares of restricted common stock granted to Mr. Holliday that were outstanding at the time. The shares under these restricted stock grants are subject to time-based vesting based on continued employment and, with respect to a total of 238,750 of these shares, performance-based vesting criteria. The shares vest or vested in accordance with the following schedule:

Vesting Date	Time-Based Vesting Shares		Time and Performance- Based Vesting Shares
July 17, 2004	14,584	*	25,418	*
July 17, 2005	14,584	*	25,418	*
July 17, 2006	14,583	*	25,417	*
July 17, 2007	14,583	*	35,417	*
July 17, 2008	14,583	*	45,417	*
July 17, 2009	14,583		45,415
January 17, 2010	0		12,498

    *
    All shares have vested as of December 31, 2008.

        The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2001, with respect to 127,500 of the shares, or 2003, with respect to the remaining 87,500 shares): (i) 7% or greater increase in funds from operations on a per-share basis, (ii) a 10% or greater total return to stockholders or (iii) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee.

        Mr. Holliday is also entitled to cash payments intended to serve as a tax gross-up upon the vesting of the shares of restricted stock granted under his agreement in an amount equal to 40% of the value of the shares vesting. Mr. Holliday is also eligible for health and welfare benefits provided by us to our senior executive officers, and we will maintain a life insurance policy on Mr. Holliday's behalf, equal to $10 million, or if such a policy is not available at reasonable rates, we will self-insure Mr. Holliday up to the maximum cash severance payable under the agreement. Pursuant to the agreement, if Mr. Holliday is terminated for any reason, he will be subject to the following obligations: (i) non-competition with the Company for 18 months (or one year if employment is terminated due to a non-renewal of the term of employment or two years if Mr. Holliday terminates his employment without Good Reason); (ii) non-solicitation of our employees for two years (unless employment is terminated by us without Cause or Mr. Holliday with Good Reason in connection with or within 18 months after a Change-in-Control); (iii) non-disparagement of the Company and non-interference with our business for one year; and (iv) perpetual nondisclosure of confidential information. In connection with a Triggering Event, Mr. Holliday will be entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under Mr. Holliday's employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, a tax gross-up payment in cash, or a Gross-Up Payment, in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units, other than those made under the Outperformance Plans. The Gross-Up Payment, in respect of the vesting of shares of restricted stock will be equal to 40% of the value of the shares vesting, to be payable upon vesting. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $8,272,823. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Holliday is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. Based on an assumed December 31, 2008 change-in-control, Mr. Holliday would not receive an excise tax gross-up payment.

  •
  Termination with Cause or without Good Reason.  Mr. Holliday will receive no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Holliday's employment agreement, Mr. Holliday will receive a cash severance payment of $8,587,223, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Holliday's employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on Mr. Holliday's Average Annual Cash Bonus. Under Mr. Holliday's employment agreement, Mr. Holliday will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $18,174. Under Mr. Holliday's employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, will fully vest at termination. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units described in the preceding paragraph. Under Mr. Holliday's employment agreement, Mr. Holliday will also have 12 months of additional vesting for his awards under the 2003 Outperformance Plan. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $6,884,641. Mr. Holliday will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Holliday's execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, that such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Holliday's employment agreement, if Mr. Holliday is terminated by us without Cause or by Mr. Holliday for any reason in connection with or within 18 months after a Change-in-Control, Mr. Holliday will receive a cash severance payment of $25,761,669, which is equal to the sum of (i) three times the sum of his Average Annual Base Salary and Average Annual Cash Bonus, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Mr. Holliday will also receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Holliday's selection, for a period of up to two years following termination, subject to a maximum cost to us of $178,056, which equals approximately 25% of his Average Annual Base Salary. Mr. Holliday will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $54,523. Mr. Holliday's equity awards will vest in the same manner (and Mr. Holliday will receive a Gross-Up Payment in respect of such equity vesting) as described in the preceding paragraph. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $8,272,823. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Holliday is entitled to receive a tax gross-up payment. Based on an assumed December 31, 2008 change-in-control, Mr. Holliday would not receive an excise tax gross-up payment.

  •
  Termination upon disability.  Under Mr. Holliday's employment agreement, Mr. Holliday will receive a cash severance payment of $8,587,223, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Holliday's employment agreement, Mr. Holliday will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $54,523. Mr. Holliday will also have 24 months of additional vesting for his outstanding restricted stock, LTIP Units and stock option awards, other than those made under the Outperformance Plans and stock options granted under our Amended 1997 Stock Option and Incentive Plan. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $8,272,823. Mr. Holliday will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Holliday's execution of a mutual release agreement that releases us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Holliday's employment agreement, Mr. Holliday's estate will receive a cash severance equal to his pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus; provided that this amount is reduced dollar-for-dollar by the amount of proceeds received by Mr. Holliday's beneficiaries pursuant to the life insurance policy (or self-insurance) that we are required to provide. Under Mr. Holliday's employment agreement, Mr. Holliday will also have 24 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans and stock options granted under our Amended 1997 Stock Option and Incentive Plan. In addition, his estate will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units discussed above. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $8,272,823.

        Gregory F. Hughes.    Gregory F. Hughes' amended and restated (as of April 16, 2007) employment and non-competition agreement has a term of three years commencing on January 1, 2007, which term will automatically renew for successive six-month periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of at least $500,000, which we agreed to review annually, and such annual bonuses as we, in our sole discretion, may deem appropriate. Mr. Hughes has also received, among other benefits, 37,000 shares of restricted stock on June 1, 2007, 5,000 of which vested immediately. The aggregate of the remaining shares vest as follows: 10,666 shares vested on January 1, 2008; 10,666 shares vested on January 1, 2009; and the remaining 10,666 shares will vest on January 1, 2010. The vesting of one-half of the shares is further conditioned upon the attainment of performance-based vesting criteria. The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2007): (i) 7% or greater increase in funds from operations on a per-share basis, (ii) a 10% or greater total return to stockholders, or (iii) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee. Mr. Hughes is also entitled to a Gross-Up Payment in respect of such shares and, prior to their issuance, payments representing the distributions that would have been received by Mr. Hughes if these shares had been issued on January 1, 2007. Additionally, with respect to the option to purchase 100,000 shares of Common Stock granted on February 1, 2004 with an exercise price of $43.25, 10,000 of the 30,000 shares otherwise scheduled to vest thereunder in 2009 became immediately vested upon execution of the agreement. Mr. Hughes is also eligible for the health and welfare benefits provided by us to our senior executive officers. Pursuant to the agreement, if Mr. Hughes is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (i) below or (B) termination by us without Cause or by Mr. Hughes with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clause (i) and (ii) below), he will be subject to the following obligations: (i) non-competition with the Company for one year; (ii) non-solicitation of our employees for two years; (iii) non-disparagement of the Company and non-interference with its business for one year; and (iv) perpetual nondisclosure of confidential information. In connection with a Triggering Event, Mr. Hughes will be entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under Mr. Hughes' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units, other than those made under the Outperformance Plans. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $2,915,946. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Hughes is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. Based on an assumed December 31, 2008 Change-in-Control, Mr. Hughes would not receive an excise tax gross-up payment.

  •
  Termination with Cause or without Good Reason.  Mr. Hughes will receive no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Hughes' employment agreement, Mr. Hughes will receive a cash severance payment of $4,437,500, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Hughes' employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on Mr. Hughes' Average Annual Cash Bonus. Under Mr. Hughes' employment agreement, Mr. Hughes will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $18,170. Under Mr. Hughes' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, will fully vest at termination. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. Under Mr. Hughes' employment agreement and the Outperformance Plans, Mr. Hughes will also have 12 months of additional vesting for his awards under the 2003 Outperformance Plan. The combination of the accelerated vesting and his gross-up payment results in total value to be received of $2,403,225. Mr. Hughes will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Hughes' execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, that such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Hughes' employment agreement, if Mr. Hughes is terminated by us without Cause or by Mr. Hughes for any reason in connection with or within 18 months after a Change-in-Control, Mr. Hughes will receive a cash severance payment of $11,093,750, which is equal to the sum of (i) two and one-half times the sum of his Average Annual Base Salary and Average Annual Cash Bonus, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Hughes'

    employment agreement, Mr. Hughes will receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Hughes' selection, for a period of up to two years following termination, subject to a maximum cost to us of $125,000, which equals 25% of his Average Annual Base Salary. Under Mr. Hughes' employment agreement, Mr. Hughes will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $54,511. Under Mr. Hughes' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $2,915,946. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Hughes is entitled to receive a tax gross-up payment. Based on an assumed December 31, 2008 change-in-control, Mr. Hughes would not receive an excise tax gross-up payment.

  •
  Termination upon disability.  Under Mr. Hughes' employment agreement, Mr. Hughes will receive a cash severance payment of $4,437,500, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Hughes' employment agreement, Mr. Hughes will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $54,511. Mr. Hughes will also have 12 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans and stock options granted under our Amended 1997 Stock Option and Incentive Plan. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $1,859,257. Mr. Hughes will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Hughes' execution of a mutual release agreement that releases us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Hughes' employment agreement, Mr. Hughes' estate will receive a cash severance payment which is equal to his pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Hughes' employment agreement, Mr. Hughes will also have 12 months of additional vesting for outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans and stock options granted under our Amended 1997 Stock Option and Incentive Plan. In addition, his estate will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $1,859,257.

        Andrew Mathias.    Andrew Mathias' amended and restated (as of April 16, 2007) employment and non-competition agreement, has a term of four years commencing on January 1, 2007, which term will automatically renew for successive six-month periods unless either party serves the required notice under the agreement. The original four-year term is automatically reduced by six months if Marc Holliday does not remain employed as our Chief Executive Officer as of January 18, 2010. The agreement provides for an annual salary of at least $500,000 during the first three years of the employment term and at least $550,000 for each year thereafter, which we agreed to review annually, and such annual bonuses as the Company, in its sole discretion, may deem appropriate. Mr. Mathias has also received, among other benefits, 68,000 shares of restricted stock on June 1, 2007, 10,000 of which vested immediately. The aggregate of the remaining shares and the 14,000 shares of restricted common stock that were granted under Mr. Mathias' prior employment agreement that remained outstanding as of April 16, 2007 vest as follows: 14,000 shares vested on January 1, 2008; 21,666 shares vested on January 1, 2009; 16,666 shares will vest on January 1, 2010; and the remaining 19,688 shares will vest on January 1, 2011. The vesting of one-half of the shares is further conditioned upon the attainment of performance-based vesting criteria. The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2004, with respect to the shares scheduled to vest on January 1, 2008, or since 2007, with respect to the other shares or units): (1) 7% or greater increase in funds from operations on a per-share basis, (2) a 10% or greater total return to stockholders or (3) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee. Mr. Mathias is also entitled to a Gross-Up Payment in respect of these shares, Class A Units and shares of restricted common stock and, prior to their issuance, payments representing the distributions that would have been received by Mr. Mathias if these shares had been issued on January 1, 2007. Mr. Mathias is also eligible for the health and welfare benefits provided by us to our senior executive officers. Pursuant to the agreement, if Mr. Mathias is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (i) below and (B) termination by us without Cause or by Mr. Mathias with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clause (i) and (ii) below), he will be subject to the following obligations: (i) non-competition with the Company for one year; (ii) non-solicitation of our employees for two years; (iii) non-disparagement of the Company and non-interference with its business for one year; and (iv) perpetual nondisclosure of confidential information. In connection with a Triggering Event, Mr. Mathias will be entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under Mr. Mathias' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units, and stock option awards will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units, other than those made under the Outperformance Plans. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $5,901,129. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Mathias is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. Based on an assumed December 31, 2008 Change-in-Control, Mr. Mathias would not receive an excise tax gross-up payment.

  •
  Termination with Cause or without Good Reason.  Mr. Mathias will receive no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Mathias' employment agreement, Mr. Mathias will receive a cash severance payment of $6,406,250, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Mathias' employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on Mr. Mathias' Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $18,170. Under Mr. Mathias' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, will fully vest at termination. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. Under Mr. Mathias' employment agreement and the Outperformance Plans, Mr. Mathias will also have 12 months of additional vesting for his awards under the 2003 Outperformance Plan. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $4,981,976. Mr. Mathias will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Mathias' execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, that such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Mathias' employment agreement, if Mr. Mathias is terminated by us without Cause or by Mr. Mathias for any reason in connection with or within 18 months after a Change-in-Control, Mr. Mathias will receive a cash severance payment of $16,015,625, which is equal to the sum of (i) two and one-half times the sum of his Average Annual Base Salary and Average Annual Cash Bonus, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias will receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Mathias' selection, for a period of up to two years following termination, subject to a maximum cost to us of $125,000, which equals 25% of his Average Annual Base Salary. Under Mr. Mathias' employment agreement, Mr. Mathias will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $54,511. Under Mr. Mathias' employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $5,901,129. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Mathias is entitled to receive a tax gross-up payment. Based on an assumed December 31, 2008 change-in-control, Mr. Mathias would not receive an excise tax gross-up payment.

  •
  Termination upon disability.  Under Mr. Mathias' employment agreement, Mr. Mathias will receive a cash severance payment of $6,406,250, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $54,511. Mr. Mathias will also have 12 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans and stock options granted under our Amended 1997 Stock Option and Incentive Plan. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $3,529,870. Mr. Mathias will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Mathias' execution of a mutual release agreement that releases us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Mathias' employment agreement, Mr. Mathias' estate will receive a cash severance payment which is equal to his pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias will also have 12 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans and stock options granted under our Amended 1997 Stock Option and Incentive Plan. In addition, his estate will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $3,529,870.

  •
  Termination at end of employment term.  Generally, Mr. Mathias is not entitled to any severance payments, continuation of benefits or acceleration of vesting of equity awards in the event that his employment is terminated as a result of the non-renewal of his employment term under his employment agreement. However, in the event that his employment term is reduced by six months because Mr. Holliday ceases to be employed as our Chief Executive Officer as of January 18, 2010 and Mr. Mathias' employment is terminated for any reason at the end of his reduced employment term, then Mr. Mathias will be entitled to pro rata time-based vesting for such six-month period under all of his outstanding restricted stock, Class a Units, LTIP Units and stock option and other equity awards to the extent to which such termination falls within the vesting periods applicable to such awards. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units, other than those made under the Outperformance Plans.

        Andrew Levine.    Andrew Levine entered into an employment and non-competition agreement with us on April 16, 2007. The agreement has a term of three years commencing on January 1, 2007, which term will automatically renew for successive six-month periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of at least $350,000, which we agreed to review annually, and such annual bonuses as the Company, in its sole discretion, may deem appropriate. Mr. Levine has also received, among other benefits, 14,000 shares of restricted stock on June 1, 2007, 2,000 of which vested immediately. The aggregate of the remaining shares vest as follows: 4,000 shares vested on January 1, 2008; 4,000 shares vested on January 1, 2009; and the remaining 4,000 shares will vest on January 1, 2010. Mr. Levine is also entitled to a Gross-Up Payment in respect of these shares and, prior to their issuance, payments representing the distributions that would have been received by Mr. Levine if these shares had been issued on January 1, 2007. Mr. Levine is also eligible for the health and welfare benefits provided by us to our senior executive officers. Pursuant to the agreement, if Mr. Levine is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (i) below or (B) termination by us without Cause or by Mr. Levine with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clause (i) and (ii) below), he will be subject to the following obligations: (i) non-competition with the Company for one year; (ii) non-solicitation of our employees for two years; (iii) non-disparagement of the Company and non-interference with its business for one year; and (iv) perpetual nondisclosure of confidential information. In connection with a Triggering Event, Mr. Levine will be entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under Mr. Levine's employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and

    LTIP Units, other than those made under the Outperformance Plans. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $1,099,724. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Levine is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. Based on an assumed December 31, 2008 Change-in-Control, Mr. Levine would not receive an excise tax gross-up payment.

  •
  Termination with Cause or without Good Reason.  Mr. Levine will receive no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Levine's employment agreement, Mr. Levine will receive a cash severance payment of $1,334,375, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Levine's employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on Mr. Levine's Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $18,170. Under Mr. Levine's employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, will fully vest at termination. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. Under Mr. Levine's employment agreement and the Outperformance Plans, Mr. Levine will also have 12 months of additional vesting for his awards under the 2003 Outperformance Plan. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $873,864. Mr. Levine will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Levine's execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, that such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Levine's employment agreement, if Mr. Levine is terminated by us without Cause or by Mr. Levine for any reason in connection with or within 18 months after a Change-in-Control, Mr. Levine will receive a cash severance payment of $2,668,750 which is equal to the sum of (i) two times the sum of his Average Annual Base Salary and Average Annual Cash Bonus, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine will receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Levine's selection, for a period of up to two years following termination, subject to a maximum cost to us of $87,500, which equals 25% of his Average Annual Base Salary. Under Mr. Levine's employment agreement, Mr. Levine will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $54,511. Under Mr. Levine's employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $1,099,724.

    Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Levine is entitled to receive a tax gross-up payment. Based on an assumed December 31, 2008 change-in-control, Mr. Levine would not receive an excise tax gross-up payment.

  •
  Termination upon disability.  Under Mr. Levine's employment agreement, Mr. Levine will receive a cash severance payment of $1,334,375, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $54,511. Mr. Levine will also have six months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans and stock options granted under our Amended 1997 Stock Option and Incentive Plan. In addition, he will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $768,163. Mr. Levine will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Levine's execution of a mutual release agreement that releases us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Levine's employment agreement, Mr. Levine's estate will receive a cash severance payment which is equal to his pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine will also have six months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units, and stock option awards, other than those made under the Outperformance Plans and stock options granted under our Amended 1997 Stock Option and Incentive Plan. In addition, his estate will receive, or become entitled to receive, a Gross-Up Payment in respect of the vesting of such shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and his Gross-Up Payment results in total value to be received of $768,163.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee is comprised of John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy. There are no Compensation Committee interlocks and none of our employees is a member of the Compensation Committee.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock, $0.01 par value per share as of April 29, 2009, unless otherwise noted, for (1) each person known to us to be the beneficial owner of more than 5% of the Company's outstanding common stock, (2) each of our directors, (3) each of our named executive officers who is not a director and (4) our directors and executive officers as a group. All information in the following table is based on Schedules 13D, 13G and/or any amendments thereto, filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names.

        As of April 29, 2009, there were 57,258,756 shares outstanding.

Name**	Amount And Nature of Beneficial Ownership of Common Stock	Percent of Total
FMR LLC(1)	8,018,614	14.00%
Barclays Global Investors, NA.(2)	4,835,212	8.44%
The Vanguard Group, Inc.(3)	4,305,867	7.52%
Security Capital Research & Management Inc.(4)	4,164,691	7.27%
John H. Alschuler, Jr.(5)	42,155	*
Edwin Thomas Burton, III(6)	44,167	*
Stephen L. Green(7)	1,530,882	2.61%
Marc Holliday(8)	492,337	*
Gregory F. Hughes(9)	145,905	*
Andrew S. Levine(10)	66,116	*
John S. Levy(11)	98,418	*
Andrew Mathias(12)	250,436	*
All Directors and Executive Officers as a Group (8 Persons)	2,670,413	4.53%

*
Less than 1%.

**
Unless otherwise indicated, the business address is 420 Lexington Avenue, New York, New York 10170-1881.

(1)
Based on information provided on a Schedule 13G/A filed with the SEC on February 17, 2009, as of December 31, 2008, FMR LLC, Edward C. Johnson 3d, Fidelity Management & Research Company, Real Estate Investment Portfolio, Pyramis Global Advisors, LLC, Pyramis Global Advisors Trust Company and FIL Limited, or, collectively, Fidelity, may be deemed to beneficially own an aggregate of 8,018,614 shares of our common stock, which includes 7,695,303 shares of our common stock and 323,311 share-equivalents issuable upon the conversion of our 3% convertible bonds. The business address for Fidelity is 82 Devonshire Street, Boston, MA 02109.

(2)
Based on information provided on a Schedule 13G filed with the SEC on February 5, 2009, as of December 31, 2008, Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG, or, collectively, Barclays, may be deemed to beneficially own an aggregate of 4,835,212 shares of our common stock. These shares are held by Barclays in trust accounts for the economic benefit of the beneficiaries of those accounts. The business address of Barclays is 400 Howard Street, San Francisco, CA 94105.

(3)
Based on information provided on a Schedule 13G/A filed with the SEC on February 13, 2009, as of December 31, 2008, The Vanguard Group, Inc. may be deemed to beneficially own an aggregate of 4,305,867 shares of our common stock in its capacity as an investment advisor, which includes 27,639 shares of our common stock held by Vanguard Fiduciary Trust Company as a result of its serving as investment manager of collective trust accounts. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on information provided on a Schedule 13G/A filed with the SEC on February 11, 2009, as of December 31, 2008, Security Capital Research & Management Incorporated, or Security Capital, may be deemed to beneficially own an aggregate of 4,164,691 shares of our common stock, which includes 3,665,817 shares of our common stock and 274,987 share-equivalents issuable upon the conversion of our 4.00% convertible bonds and 223,888 share-equivalents issuable upon the conversion of our 3.00% convertible bonds. These shares are held by Security Capital on behalf of other persons known to have one or more of the following: the right to receive dividends for our securities; the power to direct the receipt of dividends from our securities; the right to receive the proceeds from the sale of our securities; or the right to direct the receipt of proceeds from the sale of our securities. No such person is known to have an interest of more than 5% of our common stock. The business address for Security Capital is 10 South Dearborn Street, Suite 1400, Chicago, IL 60603.

(5)
Includes 36,000 shares of our common stock subject to options exercisable within 60 days of April 30, 2009 and 4,121 phantom units.

(6)
Includes 18,000 shares of our common stock subject to options exercisable within 60 days of April 30, 2009 and 12,166 phantom units.

(7)
Includes 1,113,925 limited partnership units in SL Green Operating Partnership, L.P. held directly or indirectly through certain partnerships and other similar entities and 207,000 shares of our common stock issuable upon the exercise of options exercisable within 60 days of April 30, 2009, and 30,386 LTIP Units issued under the 2005 Outperformance Plan.

(8)
Includes 45,579 LTIP Units issued under the 2005 Outperformance Plan.

(9)
Includes 20,000 shares of our common stock subject to options exercisable within 60 days of April 30, 2009, and 16,881 LTIP Units issued under the 2005 Outperformance Plan.

(10)
Includes 21,000 shares of our common stock subject to options exercisable within 60 days of April 30, 2009, and 6,752 LTIP Units issued under the 2005 Outperformance Plan.

(11)
Includes 66,000 shares of our common stock subject to options exercisable within 60 days of April 30, 2009 and 11,591 phantom units.

(12)
Includes 30,386 LTIP Units issued under the 2005 Outperformance Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied, except that Marc Holliday, one of our directors and our Chief Executive Officer, did not timely file a Form 5 to report one transaction. John S. Levy, one of our directors, did not timely file two Form 4s to report three transactions and each of John H. Alschuler, Jr., and Edwin Thomas Burton, III did not timely file one Form 4 to report two transactions.

LEGAL PROCEEDINGS

        We are not involved in any legal proceeding in which any of our directors or executive officers is adverse to the Company. Certain lawsuits we are involved in are discussed under Note 17 in Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

        All related party transactions (generally, transactions involving amounts exceeding $120,000 in which directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding common stock have an interest) are subject to approval or ratification in accordance with the procedures described below.

        Our Nominating and Corporate Governance Committee reviews the material facts of all related party transactions and either approves or disapproves the entry into such related party transaction. If advance approval of a related party transaction is not feasible, then the related party transaction will be considered and, if our Nominating and Corporate Governance Committee determines it to be appropriate, ratified, at the next regularly scheduled meeting of our Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

        No director may participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director must provide all material information concerning the related party transaction to our Nominating and Corporate Governance Committee.

        If a related party transaction will be ongoing, our Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our Nominating and Corporate Governance Committee, on at least an annual basis, reviews and assesses ongoing relationships with such related party to see that our management is in compliance with our Nominating and Corporate Governance Committee's guidelines and that such related party transaction remains appropriate.

        Related party transactions are disclosed in our SEC filings.

Cleaning/Security/Messenger and Restoration Services

        Gary Green, a son of Stephen L. Green, our Chairman, owns Alliance Building Services, or Alliance. Through Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain properties owned by us. First Quality also provides additional services directly to tenants on a separately negotiated basis. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a separately negotiated basis with any tenant seeking such additional services. We paid Alliance for these services (excluding services provided directly to tenants) approximately $15.1 million for the year ended December 31, 2008.

Management Fees

        S. L. Green Management Corp., one of our subsidiaries, receives property management fees from certain entities in which Stephen L. Green, our Chairman, owns an interest. The aggregate amount of fees paid to S. L. Green Management Corp. from such entities was approximately $353,500 in 2008.

Brokerage Services

        Sonnenblick-Goldman Company, or Sonnenblick, a nationally recognized real estate investment banking firm, provided mortgage brokerage services to us. Mr. Morton Holliday, the father of Mr. Marc Holliday, was a Managing Director of Sonnenblick at the time such services were provided. In 2008, our 1250 Broadway joint venture paid approximately $1.7 million to Sonnenblick in connection with the sale of 1250 Broadway.

Gramercy Capital Corp.

Our Interests in Gramercy

        In May 2005, our Compensation Committee approved long-term incentive performance awards pursuant to which certain of our officers and employees, including some of our senior executive officers, were awarded a portion of the interests previously held by us in GKK Manager LLC, or the Manager, which at the time was an affiliate of ours, as well as in the Class B limited partner interests in Gramercy's operating partnership. The vesting of these awards was dependent upon, among other things, tenure of employment and the performance of our investment in Gramercy. These awards vested in May 2008 and we recorded compensation expense of approximately $0.9 million for the year ended December 31, 2008 related to these awards. The officers and employees who received the awards owned 15.6 units, or 15.6%, of the Class B limited partner interests and 15.6% of the Manager. During the second quarter of 2008, we acquired an additional 12.42% ownership interest in the Manager. Pursuant to various agreements dated December 30, 2008, all the Class B limited partner interests and the remaining 15.6% interest in the Manager were transferred to us. On April 24, 2009, Gramercy acquired all of the interests in the Manager and all of the Class B interests from us for de minimis consideration.

        To provide an incentive for the Manager to enhance the value of Gramercy's common stock, we were entitled to an incentive return payable through the Class B limited partner interests in Gramercy's operating partnership, equal to 25% of the amount by which funds from operations (as defined in Gramercy's operating partnership's amended and restated partnership agreement) plus certain accounting gains exceed the product of the weighted average stockholders' equity of Gramercy multiplied by 9.5% (divided by four to adjust for quarterly calculations). We received approximately $5.1 million under this agreement for the year ended December 31, 2008, which amount was reimbursed to Gramercy in a combination of cash and Gramercy stock. The $5.1 million incentive fee was returned to Gramercy in the fourth quarter of 2008. During the fourth quarter of 2008, we entered into an agreement with Gramercy which, among other matters, obligated Gramercy and us to use commercially reasonable efforts to obtain the consents of certain lenders to Gramercy and its subsidiaries to an internalization of Gramercy's management functions. This internalization was completed on April 24, 2009. Amounts payable to the Class B limited partnership interests were waived for the six months ended December 31, 2008.

        On October 27, 2008, the Manager entered into a letter agreement, or the Letter Agreement, with the operating partnership, Gramercy, GKK Capital LP and the individual limited partners of GKK Capital LP party thereto, pursuant to which the holders of the Class B Units of GKK Capital LP agreed to waive their respective rights to receive distributions payable on the Class B Units in respect of the period commencing July 1, 2008 and ending on December 31, 2008.

Management Agreement

        The Manager entered into a management agreement with Gramercy which provided for an initial term through December 2007, with automatic one-year extension options and certain termination rights. On April 19, 2006, we and Gramercy entered into an amended and restated management agreement, or the Amended and Restated Management Agreement, providing for, among other things, an extension of the management agreement through December 2009. The Amended and Restated Management Agreement was further amended in September 2007 and amended and restated in October 2008. Pursuant to the Amended and Restated Management Agreement, Gramercy paid the Manager an annual management fee equal to 1.75% (1.50% effective October 1, 2008) of its gross stockholders' equity (as defined in the Amended and Restated Management Agreement), inclusive of trust preferred securities issued by Gramercy or its affiliates. In addition, Gramercy also paid the Manager a collateral management fee (as defined in the Amended and Restated Management Agreement). In connection with any and all collateralized debt obligations, or CDOs, except for the 2005 CDO, or other securitization vehicles formed, owned or controlled, directly or indirectly, by Gramercy, which provides for a collateral manager to be retained, the Manager, with respect to such CDOs and other securitization vehicles, received management, service and similar fees equal to (i) 0.25% per annum of the principal amount outstanding of bonds issued by a managed transitional CDO that are owned by third-party investors unaffiliated with Gramercy or the Manager, which CDO is structured to own loans secured by transitional properties, (ii) 0.15% per annum of the book value of the principal amount outstanding of bonds issued by a managed non-transitional CDO that are owned by third-party investors unaffiliated with Gramercy or the Manager, which CDO is structured to own loans secured by non-transitional properties, (iii) 0.10% per annum of the principal amount outstanding of bonds issued by a static CDO that are owned by third party investors unaffiliated with Gramercy or the Manager, which CDO is structured to own non-investment grade bonds, and (iv) 0.05% per annum of the principal amount outstanding of bonds issued by a static CDO that are owned by third-party investors unaffiliated with Gramercy or the Manager, which CDO is structured to own investment grade bonds. For purposes of the management agreement, a "managed transitional" CDO means a CDO that is actively managed, has a reinvestment period and is structured to own debt collateral secured primarily by non-stabilized real estate assets that are expected to experience substantial net operating income growth, and a "managed non-transitional" CDO means a CDO that is actively managed, has a reinvestment period and is structured to own debt collateral secured primarily by stabilized real estate assets that are not expected to experience substantial net operating income growth. Both "managed transitional" and "managed non-transitional" CDOs may at any given time during the reinvestment period of the respective vehicles invest in and own non-debt collateral (in limited quantity) as defined by the indentures. For the year ended December 31, 2008 we received an aggregate of approximately $21.1 million in fees under the Amended and Restated Management Agreement.

        On October 27, 2008, the Manager entered into a Second Amended and Restated Management Agreement, or the Second Amended Management Agreement with Gramercy and GKK Capital LP. In general, the Second Amended Management Agreement contained the same terms and conditions as the Amended and Restated Management Agreement except for the following material changes: (i) reduced the annual base management fee payable by Gramercy to the Manager to 1.50% of Gramercy's stockholders' equity (effective October 1, 2008); (ii) reduced the termination fee to an amount equal to the management fee earned by the Manager during the 12-month period immediately preceding the effective date of the termination; and (iii) provided that all management, service and similar fees relating to Gramercy's collateralized debt obligations that the Manager was entitled to receive were to be remitted by the Manager to Gramercy for any period from and after July 1, 2008. The Second Amended Management Agreement was approved by special committees of each of Gramercy and the Company formed in 2008 and solely consisting of independent directors.

        From October 27, 2008 until April 24, 2009, an affiliate of ours served as special servicer for certain assets held by Gramercy or its affiliates and assigned duties to a subsidiary of the Manager.

Collateral Management Agreement

        In connection with the closing of Gramercy's first CDO in July 2005, Gramercy entered into a collateral management agreement with the Manager. Pursuant to the collateral management agreement, the Manager has agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the CDO notes. The collateral management agreement provided for a senior collateral management fee, payable quarterly in accordance with the priority of payments as set forth in the indenture, equal to 0.15% per annum of the net outstanding portfolio balance, and a subordinate collateral management fee, payable quarterly in accordance with the priority of payments as set forth in the indenture, equal to 0.25% per annum of the net outstanding portfolio balance. Net outstanding portfolio balance is the sum of the (i) aggregate principal balance of the collateral debt securities, excluding defaulted securities, (ii) aggregate principal balance of all principal proceeds held as cash and eligible investments in certain accounts, and (iii) with respect to the defaulted securities, the calculation amount of such defaulted securities. As compensation for the performance of its obligations as collateral manager under the first CDO, Gramercy's board of directors had allocated to the Manager the subordinate collateral management fee paid on securities not held by Gramercy. The senior collateral management fee and balance of the subordinate collateral management fee was allocated to Gramercy. For the year ended December 31, 2008 we received an aggregate of approximately $2.6 million under the collateral management agreement. Fees payable to the Manager under the collateral management agreement were remitted to Gramercy for the six months ended December 31, 2008.

Asset Management Agreement and Outsourcing Agreement

        Gramercy was obligated to reimburse the Manager for its costs incurred under an asset servicing agreement and an outsourcing agreement between the Manager and us. The asset servicing agreement, which was amended and restated in April 2006, provided for an annual fee payable to us of 0.05% of the book value of all Gramercy's credit tenant lease assets and non-investment grade bonds and 0.15% of the book value of all other Gramercy assets. For the year ended December 31, 2008 the Manager received an aggregate of approximately $6.3 million under the outsourcing and asset servicing agreements. On October 27, 2008, the Manager and SLG Gramercy Services LLC, or the Servicer, entered into an agreement, which was also acknowledged and agreed to by Gramercy, to terminate, effective as of September 30, 2008, the Amended and Restated Asset Servicing Agreement, dated as of April 19, 2006. On October 27, 2008, the Manager and the operating partnership entered into an agreement to terminate, effective as of September 30, 2008, the Amended and Restated Outsource Agreement, dated as of April 19, 2006.

Services Agreement

        On October 27, 2008, we, Gramercy and GKK Capital LP entered into a services agreement, or the Services Agreement, pursuant to which we provided consulting and other services to Gramercy. We made Mr. Holliday and Mr. Mathias available in connection with the provision of the services until the completion of the internalization on April 24, 2009. In consideration for the consulting services, we received from Gramercy a fee of $200,000 per month, payable, at Gramercy's option, in cash or, if permissible under applicable law or the requirements of the exchange on which the shares of Gramercy's common stock trade, in shares of common stock. We also provided Gramercy with certain other services described in the Services Agreement for a fee of $100,000 per month in cash until April 24, 2009.

Origination Agreement

        We were party to an origination agreement with Gramercy, which was amended and restated in April 2006 and which was terminated as of April 24, 2009. Pursuant to this agreement, we were not permitted to originate, acquire or participate in fixed income investments in the United States, subject to certain conditions and exclusions described below. Fixed income investments included debt obligations or interests in debt obligations bearing a fixed-rate of return and collateralized by real property or interests in real property. We also agreed not to acquire, originate or participate in preferred equity investments which bear a fixed rate of return related primarily to real property or interests in real property in the United States, unless Gramercy had determined not to pursue that opportunity.

        Under the agreement, we retained the following rights:

          (a)   to retain any fixed income investments and/or preferred equity investments we owned or had committed to own as of April 19, 2006 and any fixed income investments and/or preferred equity investments owned or committed to be owned, as of the date of a business combination, change of control or other similar transaction, by companies we acquire or with respect to which we engage in such transaction; provided that we could not acquire companies or businesses engaged primarily in Gramercy's primary business activities;

          (b)   to originate, acquire or participate in fixed income investments and/or preferred equity investments in connection with the sale, recapitalization or restructuring (however characterized) of any fixed income investment, preferred equity investment or interest in real property which we owned at any given time;

          (c)   to originate, acquire or participate in fixed income and/or preferred equity investments that provided a rate of return tied to or measured by cash flow, appreciation or both of the underlying real property or interests in real property;

          (d)   to originate, acquire or participate in any distressed debt, where there was a payment default, an acceleration, bankruptcy or foreclosure, when a default was highly likely because the loan-to-value ratio was over 100% or when the debt service exceeded the available cash flow from the underlying collateral or of the borrower both on a current and projected basis; and

          (e)   to modify, amend, supplement, extend, refinance or restructure any portion of the investments in (a), (b), (c) or (d) above including, but not limited to, changes in principal, additional investment, rate of return, maturity or redemption date, lien priority, collateral, return priority, guarantor and/or borrower.

        Gramercy agreed that it would not:

  •
  acquire real property or interests in real properly located in metropolitan New York and Washington, D.C. (except by foreclosure or similar conveyance resulting from a fixed income investment);

  •
  originate, acquire or participate in any investments described in (c) above or distressed debt, in each case where more than 75% of the value of the underlying collateral is real property or interests in real properly located in metropolitan New York or Washington, D.C.; and

  •
  originate, acquire or participate in any investments described in (b) or (e) above.

        Gramercy also agreed that, when it acquired direct or indirect ownership interests in property in metropolitan New York or Washington D.C. by foreclosure or similar conveyance, we would have the right to purchase the property at a price equal to Gramercy's unpaid asset balance on the date Gramercy foreclosed or acquired the asset, plus unpaid interest at the last stated contract (non-default) rate and, to the extent payable by the borrower under the initial documentation evidencing the property, legal costs incurred by Gramercy directly related to the conveyance and the fee, if any, due upon the repayment or prepayment of the investment which is commonly referred to as an "exit fee" (but not including default interest, late charges, prepayment penalties, extension fees or other premiums of any kind) through the date of Gramercy's purchase (this amount is called "Par Value"). If Gramercy sought to sell the asset and received a bona fide third party offer to acquire the asset for cash that it desired to accept, we had the right to purchase the asset at the lower of the Par Value or the third party's offer price. If the asset was not sold within one year, we had the right to purchase the property at its appraised value. The appraised value was determined as follows: Gramercy would select an appraiser and we would select an appraiser, who would each appraise the property. These two appraisers jointly would select a third appraiser, who would then choose one of the two appraisals as the final appraised value. These rights may have made it more difficult to sell such assets because third parties may not have wanted to incur the expense and effort to bid on assets when they perceived that we could acquire them at the lower of the same terms proposed by the third party or Par Value. As a result, Gramercy may not have received the same value on the sale of such assets as it might have received from an independent third party submitting an offer through a competitive bidding process.

        We had a right of first offer to acquire any distressed debt that Gramercy decided to sell.

        If at any time we planned to sell to a third party any fixed income investment or preferred equity investment, Gramercy had the right to purchase the offered investment within ten (10) business days on the terms and conditions offered by the third party. If we were required to obtain any other party's consent in connection with the sale of any investment, Gramercy's right of first offer was subject to such consent. If Gramercy chose not to exercise its right to purchase the offered investment, we had the right to sell it to a third party within six months at not less than 99% of the price offered to Gramercy. If the investment was not sold within six months, it was again subject to Gramercy's right of first offer.

        Under this agreement, Gramercy also agreed to sell to us up to 25% of the shares sold in Gramercy's initial public offering. No underwriting discount or commission was paid in connection with the shares sold to us. Gramercy also agreed that, during the term of the origination agreement, we had the right to purchase up to 25% of the shares in any offering of common stock, at the same price as other purchasers, in order to maintain our percentage ownership interest in Gramercy after its initial public offering. This right also applied to issuances of units in Gramercy's operating partnership.

        In the event the management agreement were to have been terminated for cause by Gramercy or if neither we nor any of our affiliates was the managing member of the Manager, then the non-compete provisions in the origination agreement would have survived such termination for a period of one year with respect only to potential investments by Gramercy as to which the Manager had commenced due diligence.

Leases

        Effective May 1, 2005, Gramercy entered into a lease agreement with an affiliate of ours for their corporate offices at 420 Lexington Avenue, New York, New York. The lease is for approximately 5,000 square feet with an option to lease an additional approximately 2,000 square feet and carries a term of ten years with rents of approximately $249,000 per annum for year one rising to $315,000 per annum in year ten. Gramercy also leases approximately 5,200 square feet at 420 Lexington Avenue pursuant to two leases which are on a month-to-month basis. The annual rent under these two leases is approximately $270,600.

Registration Rights Agreements

        We entered into a registration rights agreement with Gramercy in connection with its private placement transaction whereby Gramercy agreed to file a registration statement with the SEC no later than August 31, 2005, covering the shares it sold (which includes the shares we acquired) in the private placement. On August 31, 2005, Gramercy filed a registration statement relating to such shares, which was declared effective by the SEC on September 16, 2005.

        On April 19, 2006, SL Green Operating Partnership, L.P. entered into a Second Amended and Restated Registration Rights Agreement with Gramercy. This agreement was amended to reflect the rules adopted by the SEC effective December 1, 2005, and modified to limit to two the number of times per year that Gramercy or its underwriters are permitted, as holder of registrable securities, to cause SL Green Operating Partnership, L.P. to delay any offer or sale of such registrable securities.

        On April 7, 2008, SL Green Operating Partnership, L.P. entered into a Third Amended and Restated Registration Rights Agreement with Gramercy. This agreement was amended to reflect certain ministerial changes.

American Financial Realty Trust

        In April 2008, Gramercy completed the acquisition of American Financial Realty Trust, or AFR, in a transaction with a total value of approximately $3.3 billion. In addition, Gramercy assumed an aggregate of approximately $1.3 billion of AFR secured debt. We provided $50.0 million of financing as part of an $850.0 million loan to Gramercy in connection with this acquisition (See note 5). As a result of this acquisition, the Board of Directors of Gramercy awarded 644,787 restricted shares of Gramercy's common stock to us, subject to a one-year vesting period, in respect of services rendered. We recognized income of approximately $6.6 million from these shares, which was recorded in other income in the accompanying statements of income.

 OTHER MATTERS

Solicitation of Proxies

        We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of MacKenzie Partners, Inc. at an aggregate estimated cost of $7,500 plus out-of-pocket expenses.

Stockholder Proposals

        Stockholders who, in accordance with the Rule 14a-8 under the Securities Exchange Act of 1934, as amended, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2010 annual meeting must submit their proposals to our Corporate Secretary on or before December 31, 2009

        Apart from the SEC's Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our 2009 annual meeting:

  •
  not less than 75 days nor more than 180 days prior to the first anniversary of the preceding year's annual meeting; or

  •
  not earlier than the 180th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 20th day following the earlier of the day on which public announcement of the date of such meeting is first made or notice of the meeting is mailed to stockholders, in the event that the date of the annual meeting is advanced by more than seven calendar days or delayed by more than 60 days from such anniversary date.

        Assuming that our 2010 annual meeting is not advanced by more than seven calendar days or delayed by more than 60 days from the anniversary date of the 2009 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2010 annual meeting after December 13, 2009 and no later than March 28, 2010.

        Any notice of a nomination or of a proposed item of business must contain, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on SL Green's books, and of such beneficial owner and (2) the number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

        Any notice of a nomination must contain all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        Any notice of a proposed item of business must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that such broker will be "householding" communications, including the proxy materials, to your address, "householding" will continue until you are notified otherwise or until you revoke your consent.

        Stockholders who currently receive only one copy of the proxy materials at their address and would like to receive additional copies and/or stockholders who no longer wish to participate in "householding" and would prefer to receive separate proxy materials in the future should direct their request either to their broker or to the Company in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations or by telephone at (212) 594-2700.

        Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request "householding" of their future communications, should direct their request either to their broker or to the Company at the address of telephone number above.

Other Matters

        The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors
Andrew S. Levine Secretary

New York, New York
April 30, 2009

 Appendix A: Director Independence Standards

        Our Corporate Governance Guidelines provide that a majority of the members of our Board of Directors meet the independence requirements set forth, from time to time, in the listing standards of the New York Stock Exchange and any other applicable laws, rules or regulations, including, without limitation, any rules promulgated by the Securities and Exchange Commission. For a director to be deemed "independent," the Board of Directors must affirmatively determine that the director has no material relationship with SL Green Realty Corp. ("SLG"), either directly or as a partner, stockholder or officer of an organization that has a relationship with SLG. In making its determination, the Board of Directors will be assisted by the following independence standards. Any director who does not satisfy all of the following standards will be precluded from qualifying as "independent." The determination of the Board of Directors will be disclosed in SLG's annual proxy statement distributed to stockholders.

1.
During the last three years, SLG has not employed the director or (except in a non-executive officer capacity) any of his or her immediate family members.

2.
During any twelve-month period within the last three years, neither the director, nor any of his or her immediate family members, has received more than $120,000 in direct compensation from SLG or any of its subsidiaries, other than fees for board and board committee service, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

3.
The director is not a current partner or employee of a firm that is SLG's internal or external auditor.

4.
The director does not have an immediate family member who is a current partner of a firm that is SLG's internal or external auditor.

5.
The director does not have an immediate family member who is a current employee of SLG's internal or external auditor and personally works on SLG's audit.

6.
During the past three years, neither the director, nor any of his or her immediate family members, was a partner or employee of SLG's internal or external auditor and personally worked on SLG's audit within that time.

7.
During the past three years, neither the director, nor any of his or her immediate family members, has been employed as an executive officer of another company where any of the present executive officers of SLG or any of its subsidiaries at the same time serves or served on that company's compensation committee.

8.
The director is not currently an employee, nor is any of his or her immediate family members currently an executive officer, of a company, other than a charitable organization, that made payments to, or received payments from, SLG or any of its subsidiaries for property or services in an amount which, in the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues.

        For purposes of these director independence standards, the term "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) sharing such person's home. When applying the look-back provisions, SLG will not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

        The Board of Directors shall undertake an annual review of the independence of all non-employee directors of SLG. In advance of the meeting at which this review occurs, each non-employee director of SLG shall be asked to provide the Board of Directors with full information regarding such director's

A-1

business and other relationships with SLG and its affiliates and with SLG's senior management and their affiliates to allow the Board of Directors to evaluate the director's independence. These relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. Each director of SLG has an affirmative obligation to advise the Board of Directors of any material changes in his or her circumstances or relationships that may reasonably be expected to impact his or her designation by the Board of Directors as "independent." This obligation includes all business relationships between a director of SLG, on the one hand, and SLG and its affiliates or members of SLG's senior management and their affiliates, on the other.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date SL GREEN REALTY CORP. M14131-P77149 SL GREEN REALTY CORP. 420 LEXINGTON AVE. SUITE 1800 NEW YORK, NY 10170 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number of the nominee on the line below. For Against Abstain 3. To vote upon and otherwise represent the undersigned with respect to any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof in the discretion of the proxyholder. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. For All Withhold All For All Except Vote On Directors The Board of Directors recommends you vote "FOR" Proposals 1 and 2. 1. To elect two Class III directors to serve on our Board of Directors for a three year term. Nominees: Vote On Proposals AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2009. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The undersigned hereby revoke(s) any proxy or proxies heretofore given with respect to the annual meeting. This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of SL Green Realty Corp. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the annual meeting. 01) Stephen L. Green 02) John H. Alschuler, Jr.

The undersigned stockholder(s) of SL Green Realty Corp., a Maryland corporation, hereby appoint(s) Stephen L. Green and Andrew S. Levine, or either of them, as proxies for the undersigned each with the power to appoint his sustitute and hereby authorize(s) them to attend and to represent the undersigned and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of SL Green Realty Corp. that the undersigned stockholder(s) is/are entitled to vote at the annual meeting of stockholders to be held at The Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York at 10:00 A.M., local time, on Thursday June 11, 2009 and any adjournment or postponement thereof with all powers possessed by the undersigned if personally present at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) AND IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. SL GREEN REALTY CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. CONTINUED AND TO BE SIGNED ON REVERSE SIDE M14132-P77149

QuickLinks

SL GREEN REALTY CORP. 420 Lexington Avenue New York, New York 10170-1881
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on June 11, 2009
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 11, 2009. This proxy statement and our 2008 Annual Report to Stockholders are available at http://www.proxyvote.com
TABLE OF CONTENTS
SL GREEN REALTY CORP. 420 Lexington Avenue New York, New York 10170-1881
PROXY STATEMENT
FOR OUR 2009 ANNUAL MEETING OF STOCKHOLDERS to be held on June 11, 2009
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
Executive Summary
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
LEGAL PROCEEDINGS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER MATTERS
Appendix A: Director Independence Standards